Exhibit 10.1

EXECUTION VERSION

$150,000,000

LOAN AND SECURITY AGREEMENT

by and among

KA CREDIT ADVISORS, LLC,

(Collateral Manager)

KAYNE ANDERSON BDC FINANCING, LLC,

(Borrower)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

DELAWARE LIFE INSURANCE COMPANY,

(Administrative Agent)

and

U.S. BANK NATIONAL ASSOCIATION,

(Collateral Agent and Custodian)

Dated as of February 5, 2021

TABLE OF CONTENTS

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-ii-

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EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Assignment of Underlying Instruments
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I	Form of Section 2.14 Certificate
EXHIBIT J	Form of Certificate of Required Loan Documents
EXHIBIT K	Form of Loan Checklist
EXHIBIT L	Form of Custodian Report

SCHEDULES
SCHEDULE I	Legal Names
SCHEDULE II	[Reserved]
SCHEDULE III	Closing Date Eligible Investments Schedule
SCHEDULE IV	[Reserved]
SCHEDULE V	Authorized Persons

ANNEXES
ANNEX A	Addresses for Notices
ANNEX B	Commitments

-v-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as February 5, 2021, by and among:

(1) KA CREDIT ADVISORS, LLC, a Delaware limited liability company, as Collateral Manager (the “Collateral Manager”);

(2) KAYNE ANDERSON BDC FINANCING, LLC, a Delaware limited liability company, as borrower (the “Borrower”);

(3) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender,” collectively, the “Lenders”);

(4) DELAWARE LIFE INSURANCE COMPANY, a Delaware corporation (“Delaware Life”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”); and

(5) U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), not in its individual capacity but as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and as the document custodian (together with its successors and assigns in such capacity, the “Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Advances (each as defined below) from time to time prior to the Facility Scheduled Maturity Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral (as defined below);

WHEREAS, the Borrower and the Lenders have requested the Collateral Agent and the Custodian to act as collateral agent and custodian, respectively, hereunder, with all covenants and agreements made by the Borrower herein being for the benefit and security of the Secured Parties; and the Collateral Agent and the Custodian are willing to accept such appointments and agree to perform the duties and obligations of the Collateral Agent and the Custodian, respectively, pursuant to the terms hereof; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Collateral Account, the Collection Account, the Principal Collection Account, the Interest Collection Account and any sub-accounts thereof deemed appropriate or necessary by the Collateral Agent or Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date preceding the first Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Adjusted Borrowing Value”: For any Eligible Investment, on any date, an amount equal to lower of (a) the Assigned Value for such Eligible Investment on such date multiplied by the funded principal balance of such Eligible Investment (exclusive of Accreted Interest) and (b) the Advance Date Assigned Value for such Eligible Investment multiplied by the funded principal balance of such Eligible Investment (exclusive of Accreted Interest); provided that, the parties hereby agree that the Adjusted Borrowing Value of any Portfolio Investment that is no longer an Eligible Investment shall be zero.

“Administrative Agent”: Delaware Life, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All fees, expenses and indemnification payments (other than such amounts specified in Section 2.7(a)(1), Section 2.7(a)(2), Section 2.7(a)(3), Section 2.7(a)(5), Section 2.7(b)(1), Section 2.7(b)(2), Section 2.7(b)(3), Section 2.7(b)(5) and Section 2.8(1), (2), (3) and (6)) due or accrued and payable by the Borrower to any Person pursuant to any provision of any Transaction Document.

“Administrative Agent Fee”: The meaning set forth in the Fee Letter.

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advance Date Assigned Value”: With respect to any Eligible Investment, the lower of:

(i) the Purchase Price of such Eligible Investment; and

(ii) (x) if such Eligible Investment is a Loan, the value of such Loan (expressed as a percentage of par) as determined by the Controlling Lender in its sole discretion;

or

(y) if such Eligible Investment is a Traded Debt Security, the value of such Traded Debt Security (expressed as a percentage of par) based on the bid price provided by an independent pricing service, independent broker, agent bank or principal market-maker with respect to Traded Debt Securities, in each case, as of the date upon which such Eligible Investment is acquired or originated by the Borrower, as consented to by the Controlling Lender in its sole discretion.

For the avoidance of doubt, the Advance Date Assigned Value for Eligible Investments being acquired by the Borrower on the Closing Date pursuant to the terms of the Borrower Purchase Agreement shall be as identified on the Closing Date Eligible Investments Schedule.

“Advances Outstanding”: On any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day.

“Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Affected Party”: The Administrative Agent, the Lenders and each of their respective assigns.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan or Traded Debt Security is an Eligible Investment or any Obligor or issuer is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 75% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agented Loan”: Any Loan which is agented by a Person (other than the Borrower) on behalf of each lender that is at any time party to the related Underlying Instruments.

“Agreement”: The meaning specified in the Preamble.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage”: (i) In the case of Traded Debt Securities, (x) with respect to first-lien Traded Debt Securities, 75% and (y) with respect to second-lien Traded Debt Securities, 40% if the EBITDA of the Obligor is $50,000,000 or greater, or otherwise 25%; (ii) in the case of a First Lien Loan, 65%; (iii) in the case of a Unitranche Loan, 60%; (iv) in the case of a First Lien Last Out Loan, 55%; and (v) in the case of a Second Lien Loan, 50%.

“Applicable Spread”: The rate per annum set forth in the Fee Letter.

“Approval Notice”: An approval notice delivered to the Administrative Agent and the Collateral Agent substantially in the form of Exhibit A-5 hereto.

“Assigned Value”: With respect to each Portfolio Investment, the lowest (to the extent applicable) of:

(a) if a Loan, the Advance Date Assigned Value, and, if a Traded Debt Security, the value of such Traded Debt Security (expressed as a percentage of par) equal to, for any date of determination prior to the end of the calendar month in which the Borrower acquired such Traded Debt Security, the Advance Date Assigned Value, and for any date of determination thereafter, a bid price within 48 hours of such date of determination provided by an independent pricing service, independent broker, agent bank or principal market-maker with respect to Traded Debt Securities;

(b) on any date following the occurrence of an Assigned Value Adjustment Event (other than as described in clause (d) below) with respect to such Portfolio Investment, in the case of a Loan, the value of such Loan (expressed as a percentage of par) as of such date as determined by the Controlling Lender in its sole discretion and, with respect to a Traded Debt Security, the bid price as of the Business Day occurring immediately following the declaration of the Assigned Value Adjustment Event provided by an independent pricing service, independent broker, agent bank or principal market-maker with respect to Traded Debt Securities;

(c) on any date on which the Controlling Lender assigns a new value to such Portfolio Investment in its sole discretion in accordance with its receipt of a written request from the Borrower confirming that an Assigned Value Adjustment Event has been remedied or is no longer in existence, such higher Assigned Value as determined by the Controlling Lender in its sole discretion;

(d) on any date following the occurrence of an Assigned Value Adjustment Event with respect to such Portfolio Investment described in clause (a) (solely with respect to a Material Modification described in clause (f) of the definition thereof), (b), (c) or (d)(iii), zero (unless otherwise determined by the Controlling Lender in writing in its sole discretion); or

(e) if such Portfolio Investment is not an Eligible Investment, zero;

Any Assigned Value determined hereunder with respect to any Portfolio Investment on any date after the date such Portfolio Investment is transferred to or otherwise acquired by the Borrower shall be communicated by the Controlling Lender to the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent and all other Lenders pursuant to an Assigned Value Notice.

“Assigned Value Adjustment Event”: With respect to any Portfolio Investment, the occurrence of any one or more of the following events after the related Funding Date:

(a) a Material Modification with respect to such Loan or Traded Debt Security;

(b) an Insolvency Event with respect to the related Obligor, or issuer with respect to a Traded Debt Security;

(c) an Obligor or issuer default under such Loan or Traded Debt Security, together with the election by any agent, lender, trustee, or noteholder representative (including, without limitation, the Borrower) to accelerate such Loan or Traded Debt Security or to enforce any of their respective rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments; provided that, the election to sweep cash pursuant to any applicable account control agreement shall not, absent acceleration or the enforcement of any other rights or remedies, constitute an Assigned Value Adjustment Event under this clause (c);

(d) with respect to a Loan:

i. the Net Senior Leverage Ratio (or, with respect to any Second Lien Loan or Designated Loan, the Net Total Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan is greater than 1.5x higher than such ratio as calculated on the date such Loan was acquired or originated by the Borrower;

ii. the Fixed Charge Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is less than 1.0x;

iii. an Obligor payment default in the payment of principal or interest under such Loan (after giving effect to the shorter of (x) any applicable grace period and (y) five (5) Business Days); or

iv. unless otherwise agreed to by the Controlling Lender in its sole discretion, the failure to deliver any monthly reports, quarterly reports, annual reports or other financial statements (including unaudited financial statements) provided by the related Obligor and required under the related Underlying Instruments by the earlier of (i) five (5) Business Days of the Borrower’s or Collateral Manager’s receipt thereof or (ii) with respect to any (A) monthly report or statement, forty-five (45) days (or sixty (60) days, solely to the extent the related Underlying Instruments permit the related Obligor to deliver such monthly reports or statements within forty-five (45) days after the end of such month) after the end of the applicable calendar month, (B) quarterly report or statement, within seventy-five (75) days after the end of the applicable quarter and (C) annual report or statement within one hundred fifty (150) days after the end of the applicable calendar year;

(e) with respect to a Loan, the Borrower delivers a written notice to the Controlling Lender requesting that the Assigned Value with respect to such Loan be re-determined; or

(f) with respect to a Loan, the Collateral Manager determines that the value of the Loan (expressed as a percentage of par) is less than 95% of the then-current Assigned Value of such Loan.

provided, for the avoidance of doubt, that a Portfolio Investment shall not cease to be a Portfolio Investment solely as a result of a change in Assigned Value pursuant to an Assigned Value Adjustment Event, but will remain a Portfolio Investment at the new Assigned Value.

“Assigned Value Notice”: A notice (which may be sent by e-mail) which shall be delivered by the Administrative Agent to the Borrower, the Lenders, the Collateral Manager and the Collateral Agent following any re-determination of an Assigned Value under this Agreement, specifying the value of a Portfolio Investment determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1.

“Authorized Person”: An officer or employee of the Collateral Manager listed on Schedule V.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Collection Period, other than (x) Excluded Amounts and (y) Principal Collections designated for the purchase of Eligible Investments pursuant to Section 2.15(a) with respect to which the related trade date (but not the settlement date) has occurred.

“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 2.13.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day.

“BDC Tax Distribution”: Any distributions in cash or other property (excluding for this purpose the Borrower’s equity) in any taxable year of the Borrower in amounts not to exceed the amount that is estimated in good faith by the Borrower to be required to allow the Equityholder to make sufficient distributions to qualify as a RIC or to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii) above, calculated assuming that the Borrower had qualified to be taxed as a RIC, and (B) amounts may be distributed pursuant to this definition only to the extent of available Interest Collections and/or Principal Collections.

“Benchmark”: initially, the LIBOR Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13.

“Benchmark Replacement”: For any Available Tenor, the sum of: (a) the alternate benchmark rate (which may include Term SOFR or Daily Simple SOFR) that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined would be less than 1.0%, the Benchmark Replacement will be deemed to be 1.0% for the purposes of this Agreement.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Accrual Period and the Available Tenor for any setting of such Unadjusted Benchmark Replacement: the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that has been selected by the Administrative Agent after giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor, or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement.

“Benchmark Replacement Date”: Unless otherwise agreed by the Administrative Agent and the Borrower, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, written notice of objection to such Early Opt-in Election from the Borrower.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or another Relevant Governmental Body announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Benchmark and solely to the extent that the Benchmark has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder pursuant to Section 2.13.

“Benefit Plan”: Any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower”: The meaning specified in the Preamble.

“Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice.

“Borrowing Base”: As of any date of determination, an amount equal to the aggregate sum of (i) the sum of the products, for each Portfolio Investment as of such date, of (A) the Applicable Percentage for each such Portfolio Investment and (B) the Adjusted Borrowing Value of each such Portfolio Investment, plus (ii) the amount on deposit in the Principal Collection Account as of such date.

“Borrowing Base Certificate”: A certificate setting forth the calculation of each Borrowing Base as of each Reporting Date, in the form of Exhibit A-4, prepared by the Collateral Manager.

“Borrowing Base Deficiency”: A condition occurring on any date on which the Advances Outstanding exceed the Borrowing Base.

“Borrower Purchase Agreement”: That certain Purchase and Sale Agreement dated as of February 5, 2021, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York, Florence, South Carolina, Boston, Massachusetts or St. Paul, Minnesota; or the United States location of the Securities Intermediary’s, the Custodian’s or the Collateral Agent’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at the LIBOR Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. For avoidance of doubt, if the offices of the Collateral Agent or the Custodian are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or a limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: Cash or legal currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: The occurrence of any of the following events with respect to the Borrower or the Collateral Manager, as applicable: (a) with respect to the Borrower, the Equityholder is not the owner of record, beneficially and directly, of 100% of the Capital Stock of the Borrower; and (b) with respect to the Collateral Manager, the failure of Kayne Anderson Capital Advisors, L.P., to control, directly or indirectly, the Collateral Manager (for purposes of this definition, “control,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, actions or policies of a Person, whether through voting rights, ownership rights, by contract or otherwise).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”: February 5, 2021.

“Closing Date Eligible Investments Schedule”: The schedule listing each Eligible Investment owned or scheduled to be acquired or originated by the Borrower on the Closing Date setting forth the information listed on Schedule III.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all “Accounts” (as defined in the UCC), General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it, including but not limited to:

(a) all Loans, Traded Debt Securities, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(b) the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein;

(c) all Transaction Documents;

(d) all funds delivered to the Collateral Agent (other than funds determined by the Borrower to be Excluded Amounts); and

(e) all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses;

provided, that the “Collateral” shall not include amounts paid to the Borrower pursuant to Section 2.7(a)(9), 2.7(b)(9) or Section 2.8(9) or any account or accounts owned by the Borrower used solely for the purpose of holding such amounts.

“Collateral Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Collateral Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent”: U.S. Bank National Association, not in its individual capacity, but solely as Collateral Agent, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Agent pursuant to Section 7.5.

“Collateral Agent Expenses”: The expenses and indemnities payable to the Collateral Agent and Securities Intermediary set forth in the Collateral Agent and Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent Fee”: The fees payable to the Collateral Agent and the Securities Intermediary set forth as such in the Collateral Agent and Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent and Custodian Fee Letter”: The fee schedule of the Collateral Agent, Securities Intermediary and Custodian, as acknowledged by the Borrower on February 5, 2021.

“Collateral Agent Termination Notice”: The meaning specified in Section 7.5.

“Collateral Database”: The meaning specified in Section 7.2(b)(x).

“Collateral Management Fee”: The fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Accrual Period pursuant to Section 2.7(a)(2) and Section 2.7(b)(2) or Section 2.8(2), as applicable, which fee shall be equal to (a) the sum of the Outstanding Balance of each Loan as of the first day of such Accrual Period and as of the last day of such Accrual Period divided by two multiplied by (b) a rate equal to 0.50% per annum.

“Collateral Manager”: The meaning specified in the Preamble.

“Collateral Manager Indemnified Party”: The meaning specified in the Section 10.2.

“Collateral Manager LLC Agreement”: The Limited Liability Company Agreement of the Collateral Manager, dated as of January 1, 2020, as the same may be amended, restated, modified or supplemented from time to time.

“Collateral Manager Standard”: The meaning specified in Section 6.2(e).

“Collateral Manager Termination Event”: The occurrence of any one of the following:

(a) any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account any Collections received by it in accordance with Section 2.9(a);

(b) any failure on the part of the Collateral Manager (in each case, solely in its capacity as Collateral Manager) to duly observe or perform in any material respect the covenants or agreements of the Collateral Manager set forth in any Transaction Document to which the Collateral Manager is a party (including, without limitation, any material delegation of the Collateral Manager’s duties not permitted by this Agreement), which failure continues unremedied for a period of sixty (60) days after the earlier to occur of (i) the date on which written notice of such failure shall have been delivered to the Collateral Manager by any Lender or the Borrower, and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(c) an Insolvency Event shall occur with respect to the Collateral Manager;

(d) the occurrence of a Change of Control with respect to the Collateral Manager;

(e) any failure by the Collateral Manager to deliver any Required Reports (other than any Required Reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder or any other information reasonably requested by the Controlling Lender on or before the date occurring five (5) Business Days after written notice of such failure or such request is delivered to the Collateral Manager by the Controlling Lender;

(f) any representation, warranty or certification made by the Collateral Manager (in each case, solely in its capacity as Collateral Manager) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made, which inaccuracy has a Material Adverse Effect on the Lenders and which continues to be unremedied for a period of sixty (60) days after the earlier to occur of (i) the date on which written notice of such inaccuracy shall have been given to the Collateral Manager by any Lender or the Borrower and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(g) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate, solely to the extent such payments are not covered by insurance, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) any two (2) of Kenneth Leonard, Andrew Marek and Doug Goodwillie shall fail to provide active and material participation in the Collateral Manager’s daily activities (including, without limitation, general management, underwriting, credit approval, and credit monitoring) and such persons are not replaced with other individuals reasonably acceptable to the Controlling Lender within 30 days;

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: Collectively, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b), Section 2.7 or Section 2.8, as applicable, and the Commitments have been terminated as a result of the end of the Reinvestment Period.

“Collection Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the final Business Day of the calendar month prior to such Payment Date, and (b) any subsequent Payment Date, the period from but excluding the last day of the immediately preceding Collection Period to and including the final Business Day of the calendar month prior to such Payment Date; provided that, the final Collection Period shall end on the earliest to occur of the Collection Date, the Facility Scheduled Maturity Date and the Termination Date.

“Collections”: (a) All cash collections and other cash proceeds of any Portfolio Investment, including, without limitation or duplication, any Interest Collections and Principal Collections, (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account. For the avoidance of doubt, Advances shall not constitute Collections.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith prior to the Facility Scheduled Maturity Date, in an amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount or termination of the Commitments prior to February 6, 2022, an amount equal to the product of (a) the Maximum Facility Amount multiplied by (b) 2.00%.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Controlling Lender”: Delaware Life, in its capacity as a Lender or, if Delaware Life or its Affiliates ceases to own at least 50% of the Commitments in accordance with Section 12.16, the Lender holding the majority of the then-outstanding Commitments (or, if the Commitments have been terminated, the Advances).

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent, the Custodian or the Securities Intermediary at which this Agreement or the Account Control Agreement, as applicable, is administered specified on Annex A hereto, or such other address within the United States as the Collateral Agent, the Custodian or the Securities Intermediary may designate from time to time by at least 30 days prior written notice to the Administrative Agent.

“Corresponding Tenor”: With respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Custodian”: U.S. Bank, not in its individual capacity, but solely as Custodian, its successor in interest pursuant to Section 13.7 or such Person as shall have been appointed Custodian pursuant to Section 13.10.

“Custodian Expenses”: The expenses and indemnities payable to the Custodian set forth in the Collateral Agent and Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Custodian Fee”: The fees payable to the Custodian set forth as such in the Collateral Agent and Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Custodian Report”: The meaning specified in Section 13.2(b)(ii).

“Custodian Termination Notice”: The meaning specified in Section 13.9.

“Daily Simple SOFR”: For any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (v) has, or has a direct or indirect parent company that has, become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delaware Life”: Delaware Life Insurance Company.

“Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, designates on the related Approval Notice as a “Designated Loan”.

“Determination Date”: With respect to each Payment Date, the last day of the calendar month ending immediately prior to such Payment Date.

“Discretionary Sale”: The meaning specified in Section 2.15(c).

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“Early Opt-in Election”: If the then-current Benchmark is LIBOR Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, Term

SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated or bilateral credit facilities are identified in such notice and are publicly available for review); provided, that the Administrative Agent shall provide such notification contemporaneously with similar notifications under loan agreements, credit facilities or other similar arrangements which finance similar assets with similarly situated counterparties covered by the same group within the Administrative Agent, and

(2) the election by the Administrative Agent to trigger a fallback from LIBOR Rate and the provision by the Administrative Agent of written notice of such election to the Borrower.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Portfolio Investment, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Portfolio Investment, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligors or issuer in respect of such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors or issuer, and (g) any other item the Borrower (or the Collateral Manager) and the Administrative Agent mutually deem to be appropriate.

“Eligible Investment”: Each Portfolio Investment (A) for which, in the case of a Loan, the Administrative Agent and the Collateral Agent or the Custodian have received (or, in accordance with the definition of “Required Loan Documents,” will receive) the related Required Loan Documents; (B) with respect to which the Controlling Lender has executed an Approval Notice on or prior to the applicable Transaction date; and (C) that satisfies each of the following eligibility requirements (unless the Controlling Lender in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan or debt security):

(a) such asset is a First Lien Loan, a First Lien Last Out Loan, a Unitranche Loan, a Second Lien Loan or a Traded Debt Security;

(b) such Loan or Traded Debt Security is payable in Dollars and does not permit the currency in which such Loan or Traded Debt Security is payable to be changed;

(c) the acquisition (including the manner of acquisition, ownership, enforcement and disposition) of such Loan or Traded Debt Security did not and will not subject the Borrower to any withholding tax unless the Obligor or issuer thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis;

(d) the acquisition of such Loan or Traded Debt Security will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(e) such Loan or Traded Debt Security is not a financing by a debtor-in-possession pursuant to any proceeding under Insolvency Law;

(f) with respect to a Loan, the primary Underlying Asset for such Loan is not real property;

(g) such Loan or Traded Debt Security is in the form of and is treated as indebtedness of the related Obligor or issuer for U.S. federal income tax purposes;

(h) as of the date such Loan or Traded Debt Security is first included as part of the Collateral, such Loan or Traded Debt Security is not delinquent in payment of principal, interest or any other amounts required to be paid thereunder;

(i) as of the date such Loan or Traded Debt Security is first included as part of the Collateral, such Loan and any Underlying Assets (or with respect to clause (ii), the acquisition thereof), in the case of a Loan, or such Traded Debt Security (i) have not, and will not, be used by the related Obligor or issuer in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law, and (ii) comply in all material respects with, and will not violate, any Applicable Law or cause any Lender (in its commercially reasonable judgment) to fail to comply with any request or directive from any Governmental Authority having jurisdiction over such Lender;

(j) (A) the Obligor or issuer with respect to such Loan or Traded Debt Security (and each other material guarantor of such Obligor’s or issuer’s obligations thereunder) had full legal capacity to execute and deliver the related Underlying Instruments and (B) such Loan or Traded Debt Security, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor or issuer and each guarantor thereof, enforceable against such Obligor or issuer and each such guarantor in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (ii) is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s or issuer’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Borrower or any assignee;

(k) for any loan originated by the Borrower, the Borrower had all necessary licenses and permits to originate such Loan in the jurisdiction where the related Obligor is located and the Borrower has all necessary licenses and permits to purchase (if applicable) and own such Loan and enter into the applicable Underlying Instruments as a lender in the jurisdiction where such Obligor is located;

(l) in the case of a Loan, such Loan and the Underlying Instruments related thereto, are eligible to be acquired, sold, assigned or transferred to the Borrower and to have a security interest therein granted to the Collateral Agent, as agent for the Secured Parties, and neither the acquisition, sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Collateral Agent, violates, conflicts with or contravenes (and are permitted by) any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(m) in the case of a Loan, such Loan requires the related Obligor to maintain the Underlying Assets for such Loan in good repair and to maintain adequate insurance with respect thereto;

(n) if a Loan, has an original term to stated maturity that does not exceed seven (7) years, and if a Traded Debt Security, has an original term to stated maturity that does not exceed twelve (12) years;

(o) the Underlying Instruments for such Loan or Traded Debt Security do not contain a confidentiality provision that would prohibit the Collateral Agent, the Administrative Agent or any Lender from accessing all necessary information with regard to such Loan or Traded Debt Security, subject to compliance with the confidentiality obligations set forth in this Agreement;

(p) the Obligor, in the case of a Loan, or the issuer, in the case of a Traded Debt Security, is an Eligible Obligor;

(q) if a Loan, such Loan is either not a “registration required obligation” within the meaning of Section 163(f)(2) of the Code, or is Registered;

(r) in the case of a Loan, such Loan is not a participation interest;

(s) all written information provided by either the Borrower or the Collateral Manager with respect to such Loan or Traded Debt Security is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Borrower or the Collateral Manager, as applicable, by a related Obligor or issuer or any other third party, such information is true, correct and complete to the best of the knowledge of the Borrower or of the Collateral Manager, as applicable;

(t) such Loan or Traded Debt Security (A) is not an Equity Security and (B) does not provide by its terms for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;

(u) such Loan or Traded Debt Security does not constitute Margin Stock; and

(v) there are no proceedings pending wherein the related Obligor or issuer, any other party obligated with respect to such Loan or Traded Debt Security, or any Governmental Authority has alleged that such Loan or Traded Debt Security or any related Underlying Instrument is illegal or unenforceable.

For purposes of determining compliance with clause (B) of this definition of “Eligible Investment,” each Loan or Traded Debt Security included on the list of Loans and Traded Debt Securities set forth on Schedule III hereto as of the Closing Date shall be deemed to be approved by the Controlling Lender.

“Eligible Obligor”: On any date of determination, any Obligor, or in the case of a Traded Debt Security, any issuer, that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is not a Governmental Authority;

(c) is not, unless otherwise approved in writing by the Controlling Lender in its sole discretion, an Affiliate of, or controlled by, the Borrower or the Collateral Manager;

(d) is domiciled and organized or incorporated in the United States or any State thereof or Canada; and

(e) (x) is not the subject of and, to the best of the Collateral Manager’s knowledge is not threatened with any proceeding which would result in, an Insolvency Event with respect to such Obligor or issuer and (y) as of the date on which such Loan or Traded Debt Security becomes part of the Collateral, such Obligor or issuer is not in financial distress or experiencing a material adverse change in its condition, financial or otherwise.

“Equityholder”: Kayne Anderson BDC, Inc.

“Equity Security”: Any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“ERISA Event”: (a) The determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA (b) with respect to any Pension Plans, the occurrence of any non-exempt prohibited transactions within the meaning of Section 4975 of the Code or reportable event within the meaning of 4043 of ERISA (a “Reportable Event”), in each case that could subject the Borrower or any ERISA Affiliate to any tax, penalty or other liability, (c) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan in circumstances in which such Borrower or an ERISA Affiliate incurs any withdrawal liability under Section 4201 of ERISA, (e) the filing of a notice of intent to terminate a Pension Plan or the termination of a Pension Plan under Section 4041 of ERISA, (f) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or appoint a trustee to administer a Pension Plan, or (g) the occurrence of an event or the existence of a condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

“Eurodollar Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which Dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance, or (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain Dollars in the London interbank market to make, fund or maintain any Advance.

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Portfolio Investment included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Portfolio Investment or on any Underlying Assets, (ii) any interest or fees (including agency, structuring, management or other up-front fees for any Portfolio Investment) with respect to such Portfolio Investment that are for the account of any Person from whom the Borrower purchased such Portfolio Investment (including, without limitation, interest accruing prior to the date such Portfolio Investment is purchased by the Borrower), (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Portfolio Investments which are held in an escrow account for the benefit of the Obligor or issuer and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount received in the Collection Account with respect to any Portfolio Investment that is replaced by a substitute Eligible Investment, or that is otherwise sold or transferred by the Borrower pursuant to this Agreement, to the extent such amount is attributable to a time after the effective date of such replacement or sale or (vi) any amount deposited into the Collection Account in error.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.14(f) and (d) any withholding Taxes imposed under FATCA.

“Facility Amount”: The Maximum Facility Amount, as such amount may vary from time to time pursuant to Section 2.3 hereof; provided that on or after the Facility Scheduled Maturity Date or the Termination Date, the Facility Amount shall mean zero.

“Facility Scheduled Maturity Date”: February 5, 2024.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIC”: The Federal Deposit Insurance Corporation and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rate as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at https://www.newyorkfed.org, or any successor thereto.

“Fee Letter”: The Fee Letter, dated as of the date hereof, from the Administrative Agent and the Lenders to the Borrower, as the same may be amended, restated, modified or supplemented from time to time.

“Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the Fee Letter.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan”: A Loan which (a) (i) satisfies clause (a)(x) of the definition of First Lien Loan except that such Loan is subordinated in application of proceeds pursuant to a specified priority of payments to other senior secured loans of the same Obligor until such other senior secured loans are paid in full and (ii) has not been designated as a First Lien Loan pursuant to clause (a)(y) of the definition of First Lien Loan, and (b) has (i) a LTV Ratio of less than 60%, (ii) a Net Senior Leverage Ratio of less than 2.0x, and (iii) a Net Total Leverage Ratio of less than 5.0x, or such other LTV Ratio, Net Senior Leverage Ratio or Net Total Leverage Ratio as may be approved in writing by the Controlling Lender from time to time in accordance with Section 3.2(h).

“First Lien Loan”: A Loan which (a) either (x) (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (but subject to any other Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof), and (iii) with respect to which the Collateral Manager determines in good faith that the value of the collateral or enterprise value securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral or (y) is a First Lien Last Out Loan and is designated by the Controlling Lender in its sole discretion as a “First Lien Loan” on the related Approval Notice, and (b) has (i) a LTV Ratio of no greater than 55%, and (ii) a Net Total Leverage Ratio of less than 4.25x, or such other LTV Ratio or Net Total Leverage Ratio as may be approved in writing by the Controlling Lender from time to time in accordance with Section 3.2(h).

“Fitch”: Fitch Ratings, Inc. or any successor thereto.

“Fixed Charge Coverage Ratio”: With respect to any Portfolio Investment for any Relevant Test Period, either (a) the meaning of “Fixed Charge Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Portfolio Investment, or (b) in the case of any Portfolio Investment with respect to which the related Underlying Instruments do not include a definition of “Fixed Charge Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Fixed Charges of such Obligor or issuer as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith.

“Fixed Charges”: With respect to any Obligor or issuer for any period, the sum of (i) regularly scheduled cash payments of principal of Indebtedness for borrowed money of such Obligor or issuer and its consolidated or consolidating entities (other than any balloon payments), (ii) the aggregate of all cash interest expense with respect to all outstanding Indebtedness, as determined in accordance with GAAP for such period and (iii) without duplication, dividends and other non-tax distributions paid during such period by such Obligor or issuer and its consolidated or consolidating entities with respect to preferred stock or preferred operating units, in each case, as reflected on the most recent financial statements delivered by such Obligor or issuer to the Borrower for such period.

“Foreign Lender”: (a) If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Date”: With respect to any Advance, the later of (a) the Business Day designated as the “Requested Advance Date” in the applicable Funding Notice and (b) the date on which the Administrative Agent and Collateral Agent receive any other required deliveries with respect to such Advance in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 signed by an Authorized Person on behalf of the Collateral Manager (on behalf of the Borrower) requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Highest Required Investment Category”: (a) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments, and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increased Costs”: Any amounts required to be paid by the Borrower to an Indemnified Party pursuant to Section 2.12.

“Indebtedness”: With respect to (x) any Obligor or issuer if “Indebtedness” or any comparable definition is set forth in the Underlying Instruments for the related Portfolio Investment, such definition or (y) otherwise, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager”: The meaning specified in Section 4.1(u)(xxiii).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Advance”: The initial Advance hereunder in an amount not less than $10,000,000.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy”: With respect to any Loan, an insurance policy covering liability and physical damages to, or loss of, the related Underlying Assets.

“Interest”: For each Accrual Period and the Advances Outstanding, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day;

D	=	360 days (or, to the extent the Interest Rate is the Base Rate, 365 or 366 days, as applicable).

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: A subaccount of the Collection Account created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections”: All (a) payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by or on behalf of the Borrower on the Collateral, including the accrued interest received in connection with a sale thereof, (b) principal and interest payments received by or on behalf of the Borrower on Permitted Investments purchased with Interest Collections and (c) amendment and waiver fees, late payment fees, prepayment fees, ticking fees and other fees received by the Borrower, except for those in connection with a Material Modification of the related Portfolio Investment; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Portfolio Investment (including in connection with a Substitution) and (y) interest received in respect of a Portfolio Investment (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Rate”: (a) Benchmark plus (b) the Applicable Spread, provided that if a Lender shall have notified the Administrative Agent that a Eurodollar Disruption Event has occurred, with respect to the Advances owing to such Lender, “Interest Rate” shall mean the Base Rate plus the Applicable Spread until such Lender shall have notified the Administrative Agent that such Eurodollar Disruption Event has ceased, at which time the Interest Rate shall again be equal to the LIBOR Rate for such date plus the Applicable Spread.

“Intermediary”: (a) A Clearing Corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, which in each case is not an Affiliate of the Borrower or the Collateral Manager.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Portfolio Investments, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Portfolio Investments.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 12.16, a copy of which shall be delivered to the Collateral Agent and the Collateral Manager.

“Kayne Competitor”: Any investment fund that is primarily in the business of originating portfolios of non-investment grade middle market loans and is funded by third party capital for a fee; provided, however, no bank, insurance company or affiliate thereof shall constitute a Kayne Competitor.

“Lenders”: The meaning specified in the Preamble, including Delaware Life and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower as contemplated by Section 12.16.

“LIBOR Rate”: For any day during the applicable Accrual Period with respect to each Advance, the greater of (i) 1.0% and (ii) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the Intercontinental Exchange Benchmark Administration as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Accrual Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Advance and having a borrowing date and a maturity comparable to such Accrual Period.

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“Loan”: Any commercial loan or note (a) which is sourced or originated by the Borrower or (b) which the Borrower acquires from a third party in the ordinary course of its business.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist in the form of Exhibit K delivered by or on behalf of the Borrower to the Custodian for each Loan of all related Required Loan Documents, which shall also specify whether such document is an original or a copy.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals and copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan Register”: The meaning specified in Section 5.3(l).

“LTV Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “LTV Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “LTV Ratio” or comparable definition, the product, expressed as a percentage, of (i) the funded principal balance of such Loan (exclusive of Accreted Interest) divided by (ii) the value of the Underlying Assets for such Loan.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition or, solely with respect to the Collateral Manager, operations, of the Collateral Manager or the Borrower, (b) the validity or enforceability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Portfolio Investments generally or any material portion of the Portfolio Investments, (c) the rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower or the Collateral Manager, as applicable, to perform its respective obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Portfolio Investment executed or effected on or after the date on which such Portfolio Investment is transferred to or otherwise acquired by the Borrower, that:

(a) extends or delays the stated maturity date of such Portfolio Investment;

(b) waives one or more interest payments, reduces the amount of interest due with respect to such Portfolio Investment or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Portfolio Investment (excluding any deferral or capitalization of the portion of any interest accruing at the incremental portion of any interest rate increased subsequent to the closing date of such Portfolio Investment); provided, that any amendment, waiver, modification or supplement that changes the index rate as a result of LIBOR being unavailable shall not constitute a “Material Modification”;

(c) contractually or structurally subordinates such Portfolio Investment by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or issuer or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Portfolio Investment;

(d) substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Portfolio Investment (excluding any such release arising in connection with a sale of assets, the proceeds of which are applied to repay such Portfolio Investment, and after giving effect to such prepayment, the leverage ratio of such Portfolio Investment is unchanged or improved), and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Controlling Lender, materially and adversely affects the value of such Portfolio Investment;

(e) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio” or “Net Total Leverage Ratio” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof in a manner that, in the sole reasonable discretion of the Controlling Lender, is materially adverse to any Lender; or

(f) makes such Portfolio Investment a Principal Reduced Portfolio Investment.

“Maximum Facility Amount”: $150,000,000.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Senior Leverage Ratio”: With respect to any Portfolio Investment for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Portfolio Investment, or (b) in the case of any Portfolio Investment with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Portfolio Investment) of the applicable Obligor or issuer as of the date of determination minus the Unrestricted Cash of such Obligor or issuer as of such date to (ii) EBITDA of such Obligor or issuer with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor or issuer in accordance with the requirements of the Underlying Instruments.

“Net Total Leverage Ratio”: With respect to any Portfolio Investment for any Relevant Test Period either (a) the meaning of “Net Total Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Portfolio Investment, or (b) in the case of any Portfolio Investment with respect to which the related Underlying Instruments do not include a definition of “Net Total Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Portfolio Investment) of the applicable Obligor or issuer as of the date of determination minus Unrestricted Cash of such Obligor or issuer as of such date to (ii) EBITDA of such Obligor or issuer with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith, using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor or issuer as per the requirements of the Underlying Instruments for such Portfolio Investment.

“Non-Usage Fee”: The meaning set forth in the Fee Letter.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.

“Offer”: A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Optional Sale”: The meaning specified in Section 2.15(d).

“Other Connection Taxes”: With respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance”: With respect to any Portfolio Investment as of any date of determination, the outstanding principal balance of any advances or loans made by the Borrower to the related Obligor or issuer pursuant to the related Underlying Instruments as of such date of determination (exclusive of any interest and Accreted Interest).

“Participant Register”: The meaning specified in Section 12.16(d).

“Payment Date”: Quarterly on the 10th day of each January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in April 2021.

“Payment Date Statement”: A statement prepared by the Collateral Agent and verified by the Collateral Manager prior to each Payment Date setting forth the calculation of each amount payable out of available Collections on such Payment Date pursuant to either Section 2.7 or 2.8, as applicable, together with the payment information for each recipient of such amounts, which shall include the Borrower’s reasonable estimate of the amount of the aggregate BDC Tax Distributions for the taxable year related to such Payment Date and a certificate that the Equityholder is a RIC as of such date.

“Payment Duties”: The meaning specified in Section 7.2(b)(vii).

“Pension Plans”: Any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Investments”: Cash or negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Agent or an Affiliate of the Collateral Agent (in its individual capacity) provides services or receives compensation; that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers and (ii) evidence:

(a) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States)

(b) demand deposits, time deposits, bank deposit products of or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch and each Rating Agency in the Highest Required Investment Category granted by Fitch and such Rating Agency.

(c) commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency and Fitch;

(d) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e) investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency and Fitch (if rated by Fitch); or

(f) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency and Fitch;

provided, that notwithstanding the foregoing clauses (a) through (f), unless the Borrower has received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower to the Administrative Agent and the Collateral Agent (on which the Administrative Agent and the Collateral Agent may rely) that the advice specified in this definition has been received by the Borrower), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent shall have no duty to determine or oversee compliance with the foregoing.

“Permitted Liens”:

(a) with respect to the interest of the Borrower in the Portfolio Investments included in the Collateral, Liens in favor of the Collateral Agent created pursuant to this Agreement; and

(b) with respect to the interest of the Borrower in the other Collateral (including any Underlying Assets): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes that are not material Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iv) other customary Liens permitted by the applicable Underlying Instruments with respect thereto consistent with the Collateral Manager Standard, (v) Liens in favor of the

Collateral Agent or Securities Intermediary created pursuant to this Agreement or any other Transaction Document, (vi) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of such Obligor, (vii) with respect to any Equity Security, any Liens granted (x) on such Equity Security to secure Indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon the Borrower as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved in writing by the Administrative Agent) and (viii) with respect to any Underlying Assets, Liens permitted by the applicable Underlying Instruments.

“Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Portfolio Investment”: A Loan or Traded Debt Security in the investment portfolio of the Borrower.

“Portfolio Investment Schedule”: A schedule delivered in connection with each Funding Notice listing each Portfolio Investment, if any, to be acquired or originated by the Borrower with the proceeds of the related Advance and containing the same information provided for the Portfolio Investments in the Closing Date Eligible Investments Schedule and such additional information as requested by the Administrative Agent.

“Prime Rate”: The per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, either (a) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by the Administrative Agent or (b) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent).

“Principal Collection Account”: A subaccount of the Collection Account created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections”: All amounts received by the Borrower or the Collateral Agent that are not Interest Collections to the extent received in cash by or on behalf of the Borrower or the Collateral Agent.

“Principal Reduced Portfolio Investment”: Any Portfolio Investment where any or all of the principal amount due thereunder is reduced, waived or forgiven or any lenders’ rights to payment of principal as and when due thereunder has been waived or delayed or lenders thereunder have agreed to forbear from enforcing their rights to such payment.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment) or, if the Commitments have been terminated, based on the Advances Outstanding.

“PTE”: A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price”: With respect to any Portfolio Investment, an amount (expressed as a percentage of par) equal to (i) the purchase price in Dollars (or, if different principal amounts of such Portfolio Investment were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Portfolio Investment (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the principal balance of the portion of such Portfolio Investment purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided, that any Portfolio Investment (x) originated or acquired by the Borrower in connection with the origination or primary syndication of such Portfolio Investment and (y) with a “Purchase Price” of 95% or greater (including, for the avoidance of doubt, in excess of 100%), shall be deemed to have a “Purchase Price” of 100%.

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Rating Agency”: Each of Moody’s, Fitch and S&P.

“Reference Time”: With respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register”: The meaning specified in Section 12.16(b).

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Regulatory Event”: A change, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by the National Association of Insurance Commissioners or any governmental authority, (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by the National Association of Insurance Commissioners or any governmental authority or (iv) a change in accounting principles, which results in (x) the Advances or the Transactions not meeting the regulatory requirements of the Lender or (y) a change in how the Advances must be accounted for by the Lender.

“Reinvestment”: The meaning specified in Section 2.15(a).

“Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the earlier of the Facility Scheduled Maturity Date and the Termination Date.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period”: With respect to any prospective or existing Portfolio Investment, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio or EBITDA as applicable, for such Portfolio Investment in accordance with the related Underlying Instruments or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Portfolio Investment; provided that with respect to any Portfolio Investment for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth (12th) calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Repayment Notice”: Each notice required to be delivered by the Borrower or the Collateral Manager (on behalf of the Borrower) in respect of any reduction of the Commitments or by the Borrower or the Collateral Manager (on behalf of the Borrower) in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Reportable Event”: The meaning specified in the definition of “ERISA Event”.

“Reporting Date”: The date that is four (4) Business Days prior to the 10th of each calendar month, with the first Reporting Date occurring in March 2021.

“Required Lenders”: The Lenders representing an aggregate of more than 50% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding); provided that for the purposes of determining the Required Lenders, in the event that a Lender is a Defaulting Lender, such Lender, as applicable, shall not constitute a Required Lender hereunder (and the Commitment of such Lender shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained).

“Required Loan Documents”: For each Loan, the following documents or instruments, in each case as specified on the related Loan Checklist:

(a) (i) the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if no promissory note is issued in the name of the Borrower or such Loan is a Noteless Loan, (A) an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan from any prior third party owner thereof to the Borrower and from the Borrower in blank; and

(b) to the extent applicable for the related Loan, copies of the executed (i) guaranty, (ii) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan has been issued or created), (iii) acquisition agreement (or similar agreement) and (iv) security agreement, mortgage or other agreement that secures the obligations represented by such Loan, in each case as set forth on the Loan Checklist.

“Required Reports”: Collectively, the Borrowing Base Certificate, the Payment Date Statement, financial statements of each Obligor, the Collateral Manager and the Borrower required to be delivered under the Transaction Documents (including, without limitation, pursuant to Section 5.1(q), Section 5.3(f) and Section 6.8(a) hereof).

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and with respect to the Collateral Agent, the Custodian or Securities Intermediary, an officer within the applicable Corporate Trust Office to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding. For the avoidance of doubt (x) payments and reimbursements due to the Collateral Manager in accordance with this Agreement or any other Transaction Document do not constitute Restricted Payments and (y) distributions by the Borrower to holders of its membership interests of Loans or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Payments.

“Review Criteria”: The meaning specified in Section 13.2(b)(ii).

“RIC”: A person qualifying for treatment as a “regulated investment company,” as defined in Section 851 of the Code.

“S&P”: S&P Global Ratings, and any successor thereto.

“Sale Proceeds”: With respect to any Portfolio Investment, all proceeds received as a result of the sale of such Portfolio Investment, net of all out-of-pocket costs and expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor or issuer on the related Portfolio Investment, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“SEC”: The Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Loan”: A Loan that (i) does not satisfy each requirement set forth in the definition of “First Lien Loan” or “First Lien Last Out Loan,” (ii) is secured by a pledge of collateral, which security interest is validly perfected and second priority under Applicable Law (subject to Permitted Liens), (iii) is pari passu or subordinated to in right of payment with the Indebtedness of the holders of the first priority security interest (other than following an event of default) and (iv) pursuant to an intercreditor agreement between the Borrower and the holder of the first priority Lien over the Underlying Assets, the amount of Indebtedness secured by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both).

“Section 28(e)”: The meaning specified in Section 6.2(l).

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Custodian, and (v) the Securities Intermediary.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The Account Control Agreement, dated as of the Closing Date, among the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: U.S. Bank National Association, in its capacity as securities intermediary pursuant to the Securities Account Control Agreement or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“SOFR”: With respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website, or the website of a successor administrator, at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.15(b).

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: The earlier of (i) the date of the termination of all the Commitments pursuant to Section 2.3(a) and (ii) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Term SOFR”: For the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Traded Debt Securities”: First- or second-lien debt securities traded, or tradeable, in a financial market, including but not limited to bonds and debentures, and that are issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and that, for the avoidance of doubt, are not Loans.

“Transaction”: The meaning specified in Section 3.22.

“Transaction Documents”: This Agreement, the Fee Letter, the Securities Account Control Agreement, any Joinder Supplement, the Collateral Agent and Custodian Fee Letter, and the Borrower Purchase Agreement.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC.

“Underlying Assets”: With respect to a Portfolio Investment, any property or other assets designated and pledged as collateral to secure repayment of such Portfolio Investment, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor or issuer and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or Permitted Investment or of which the holders of such Portfolio Investment or Permitted Investment are the beneficiaries.

“Unitranche Loan”: A Loan that (a) (i) is a First Lien Loan, (ii) provides that the payment obligation of the Obligor on such Loan is either senior to, or pari passu with, all other Indebtedness of such Obligor, (iii) for which no other Indebtedness of the Obligor secured by a Lien on the underlying assets securing such Loan (other than purchase money Liens, customary Liens for taxes or regulatory charges not then due and payable) exists or is outstanding and (iv) as determined by the Collateral Manager in its reasonable discretion, the economic terms of such Loan are substantially similar to (taking into account lien priority and subordination) the terms that would have applied on the applicable date of origination if the related facility had been originated with at least one senior tranche and at least one junior tranche, and (b) has (i) an LTV Ratio of less than 60%, and (ii) a Net Total Leverage Ratio of less than 5.0x, or such other LTV Ratio or Net Total Leverage Ratio as may be approved in writing by the Controlling Lender pursuant to Section 3.2(h).

“United States” or “U.S.”: The United States of America.

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Unused Facility Amount”: At any time, (a) the Facility Amount minus (b) the Advances Outstanding at such time.

“U.S. Borrower”: Any Borrower that is a U.S. Person.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.14(f).

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warehouse Advances”: “Advances” as defined in the Warehouse Agreement.

“Warehouse Agreement”: The Amended and Restated Loan and Security Agreement, dated as of December 12, 2018 (as amended, modified, waived, supplemented, restated or replaced from time to time), by and among Kayne Senior Credit III Manager, L.P., as collateral manager, Kayne BDC Leverage Subsidiary LLC, as borrower, each of the lenders from time to time party thereto, Delaware Life Insurance Company, as administrative agent, and Wells Fargo Bank, National Association, as collateral agent.

“Withholding Agent”: The Borrower and the Administrative Agent.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” All time deadlines shall be based on the Eastern Standard Time zone unless stated otherwise.

Section 1.4 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means New York, New York time;

(f) the word “including” is not limiting and means “including without limitation;”

(g) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(h) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j) reference to any delivery or transfer to the Collateral Agent or the Custodian, as applicable, with respect to the Collateral means delivery or transfer to the Collateral Agent or the Custodian, as applicable, on behalf of the Secured Parties;

(k) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l) reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “settlement date” and not the related “trade date”;

(m) references to “acquisition” (or words of similar meaning herein) in respect of the Borrower and a Loan shall include the origination by the Borrower of such Loan;

(n) references herein to the knowledge or actual knowledge of a Person shall mean, except as provided herein, the actual knowledge following due inquiry of a responsible officer of such Person; and

(o) any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the Federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York State Electronic Signatures and Records Act (“ESRA”).

ARTICLE II

THE ADVANCES

Section 2.1 The Advances.

(a) During the Reinvestment Period, the Collateral Manager (on behalf of the Borrower) may, at its option, request the Lenders to make further advances of funds (each an “Advance”) under this Agreement pursuant to a Funding Notice; provided, however, that (i) no Lender shall be obligated to fund more than six (6) Advances in any calendar month, and (ii) no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the Facility Scheduled Maturity Date. The Collateral Manager (on behalf of the Borrower) shall request, and on the Closing Date, subject to satisfaction of the requirements set forth Section 3.1 and Section 3.2, the Lenders shall advance, the Initial Advance to the Borrower.

(b) Following the receipt of a Funding Notice during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Investments to be acquired or originated by the Borrower with the proceeds of such Advance, (i) in the sole discretion of any such Lender, a Default or Event of Default would or could reasonably be expected to result therefrom or (ii) a Borrowing Base Deficiency would occur.

(c) The Borrower may, with 60 days’ prior written notice to, and with the prior written consent of, the applicable Lender and the Administrative Agent, increase the Commitments hereunder by $50,000,000 up to two times; provided that such Lender and the Administrative Agent shall respond in writing within 15 calendar days to a request from the Borrower (or the Collateral Manager on behalf of the Borrower) for an increase in the applicable Commitment.

Section 2.2 Procedures for Advances by the Lenders.

(a) Subject to the limitations set forth in Section 2.1(b), the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b) With respect to all Advances, no later than 2:00 p.m. one (1) day prior to the proposed Funding Date, the Borrower (or the Collateral Manager on the Borrower’s behalf) shall deliver:

(i) to the Administrative Agent (with a copy to the Collateral Agent) a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent (with a copy to each Lender and the Collateral Agent) a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the desired amount of such Advance, which amount shall not cause a Borrowing Base Deficiency to occur and must be at least equal to $1,000,000, to be allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date of such Advance, (iii) specify the total number of Advances that would be made in the related calendar month after giving effect to such Advance; (iv) specify the Portfolio Investment(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor or issuer, Outstanding Balance, Assigned Value, Advance Date Assigned Value and Purchase Price for such Portfolio Investment(s) (if any)) (which may be in the form of a Portfolio Investment Schedule), and (v) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent after 2:00 p.m. one (1) day prior to the proposed Funding Date or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(b) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency to occur.

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e) No Advance shall be funded (initially or through participation, assignment, transfer or securitization) with plan assets of any Benefit Plan if it would cause the Borrower to incur any prohibited transaction excise tax penalties under Section 4975 of the Code.

Section 2.3 Reduction or Increase of the Facility Amount; Principal Repayments.

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole; provided that (i) the Borrower shall provide a Repayment Notice at least ten (10) Business Days prior to the date of such termination to the Administrative Agent (with a copy to the Collateral Manager and the Collateral Agent) and (ii) in the case of such termination prior to the Facility Scheduled Maturity Date, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the Commitment Reduction Fee (if any), together will all other Obligations due and payable hereunder. A termination pursuant to this Section 2.3(a) shall be irrevocable.

(b) The Borrower may, at any time, reduce Advances Outstanding, subject to a minimum amount of $1,000,000 and a maximum of three reductions in any calendar month, unless the reduction is to cure a Borrowing Base Deficiency; provided that the Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver (i) to the Administrative Agent, the Collateral Agent and each Lender of such Advances, a Repayment Notice and (ii) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts in full; provided that, prior to and immediately after giving effect to any such reduction, the Advances Outstanding shall be greater than or equal to $50,000,000, except that the minimum shall be $35,000,000 with respect to any reduction in Advances Outstanding prior to March 31, 2021. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable. For the avoidance of doubt, no Commitment Reduction Fee shall be due and owing with respect to the pre-payment of Advances Outstanding pursuant to this Section 2.3(b).

(c) The Borrower (or the Collateral Manager on behalf of the Borrower) may, with 60 days’ prior written notice to, and with the prior written consent of, the Administrative Agent and the Lenders (which may be delivered by e-mail), increase the Maximum Facility Amount by $50,000,000 up to two times; provided that the Maximum Facility Amount shall not exceed $250,000,000; provided further that the Administrative Agent and the Lenders shall respond in writing within 15 calendar days to a request from the Borrower (or the Collateral Manager on behalf of the Borrower) for an increase in the Maximum Facility Amount.

(d) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the earlier of the Facility Scheduled Maturity Date and the Termination Date.

Section 2.4 Determination of Interest.

(a) The Administrative Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Agent, the Collateral Manager and the Borrower thereof on the third Business Day prior to such Payment Date.

(b) No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c) No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Section 2.5 [Reserved].

Section 2.6 Borrowing Base Deficiency Cures.

Any Borrowing Base Deficiency may be cured by the Borrower taking one or more of the following actions:

(i) crediting Cash into the Principal Collection Account;

(ii) repaying the applicable Advances Outstanding in accordance with Section 2.3(b);

(iii) posting additional Eligible Investments and/or Permitted Investments as Collateral or effecting a Substitution of a new Eligible Investment for an existing Portfolio Investment; provided that the amount of any reduction of a Borrowing Base Deficiency pursuant to any such additional or substituted Eligible Investments shall be the Adjusted Borrowing Value of such Eligible Investments; or

(iv) selling all or a portion of an Eligible Investment that is the subject of the Assigned Value Adjustment Event, in consideration for an amount equal to the fair value of such Portfolio Investment or the pro rata portion thereof, as applicable.

For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency by any combination of (i), (ii), (iii) or (iv) of this Section 2.6 (or by any other action with the prior written consent of the Controlling Lender). Notwithstanding any other provisions of this Agreement, if the Borrower has eliminated a Borrowing Base Deficiency pursuant to clause (i) of this Section 2.6, upon written request of the Borrower to the Collateral Agent to release such funds from the Principal Collection Account and written certification by the Borrower (which may be by email, and which certification shall be deemed given upon delivery by the Borrower (or the Collateral Manager on its behalf) of the aforementioned request) that immediately after giving effect to the return of any such Cash, no Borrowing Base Deficiency will exist, the Borrower shall be permitted the return of all or a portion of the Cash so deposited in the Principal Collection Account and the Collateral Agent shall pay the amount so requested to the Borrower and, for the avoidance of doubt, such amount shall not constitute Available Funds.

Section 2.7 Priority of Payments.

(a) Interest Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) pro rata to (A) the Collateral Agent, the Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Custodian Fees owing to such Persons and (B) the Collateral Agent, the Custodian and the Securities Intermediary in an amount equal to any accrued and unpaid Collateral Agent Expenses and Custodian Expenses owing to such Persons; provided that amounts payable under Section 2.7(a)(1)(B), Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $100,000 per annum;

(2) to the Collateral Manager, in an amount equal to any accrued and unpaid Collateral Management Fee and all reasonable expenses (excluding overhead) incurred by the Collateral Manager in connection with the performance of its duties hereunder; provided, however, such expenses shall not exceed $50,000 in any calendar year;

(3) pro rata to each Lender, in an amount equal to any accrued and unpaid Interest and Non-Usage Fee;

(4) pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5) if a Borrowing Base Deficiency exists, pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency;

(6) pro rata to each Lender, in an amount equal to (A) any Commitment Reduction Fee, if any, plus (B) if such Payment Date is the Termination Date or the Facility Scheduled Maturity Date, the Advances Outstanding;

(7) first, to the extent not paid pursuant to Section 2.7(a)(1) as a result of the limitation set forth therein, pro rata, to (A) the Collateral Agent, the Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Custodian Fees owing to such Persons and (B) the Collateral Agent, the Custodian and the Securities Intermediary in an amount equal to any accrued and unpaid Collateral Agent Expenses and Custodian Expenses owing to such Persons to the extent not paid pursuant to Section 2.7(a)(1) as a result of the limitation set forth therein, and second, pro rata, to each other applicable Person to pay all other outstanding amounts under the Transaction Documents, by reason of a cap specified therein;

(8) to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral;

(9) to the Borrower, an amount necessary to make any BDC Tax Distributions, deemed necessary or desirable by the Borrower as of such Payment Date, which such funds shall be deemed released from the Lien of the Collateral Agent hereunder; and

(10) so long as no Event of Default has occurred and is continuing, any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower.

(b) Principal Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Principal Collection Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) to the extent not paid pursuant to Section 2.7(a)(1), pro rata to (A) the Collateral Agent, the Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Custodian Fees owing to such Persons and (B) the Collateral Agent, the Custodian and the Securities Intermediary in an amount equal to any accrued and unpaid Collateral Agent Expenses and Custodian Expenses owing to such Persons; provided that amounts payable under Section 2.7(a)(1)(B), Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $100,000 per annum;

(2) to the extent not paid pursuant to Section 2.7(a)(2), to the Collateral Manager, in an amount equal to any accrued and unpaid Collateral Management Fee;

(3) to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to any accrued and unpaid Interest and Non-Usage Fee;

(4) to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5) (i) during the Reinvestment Period, to the extent not paid pursuant to Section 2.7(a)(5), pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure a Borrowing Base Deficiency or (ii) after the end of the Reinvestment Period, pro rata to each Lender to pay the Advances Outstanding until paid in full;

(6) to the extent not paid pursuant to Section 2.7(a)(6), pro rata to each Lender, in an amount equal to the Commitment Reduction Fee owing to the Lenders;

(7) to the extent not paid pursuant to Section 2.7(a)(7), first, pro rata, to (A) the Collateral Agent, the Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Custodian Fees owing to such Persons and (B) the Collateral Agent, the Custodian and the Securities Intermediary in an amount equal to any accrued and unpaid Collateral Agent Expenses and Custodian Expenses owing to such Persons to the extent not paid pursuant to Section 2.7(a)(1) as a result of the limitation set forth therein, and second, pro rata, to each other applicable Person to pay all other outstanding amounts then due and payable under the Transaction Documents;

(8) to the extent not paid pursuant to Section 2.7(a)(8), to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral;

(9) to the Borrower, an amount necessary to make any BDC Tax Distributions, deemed necessary or desirable by the Borrower as of such Payment Date, which such funds shall be deemed released from the Lien of the Collateral Agent hereunder; and

(10) so long as no Event of Default has occurred and is continuing, any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower.

Section 2.8 Alternate Priority of Payments.

On (x) each Business Day (a) following the occurrence and during the continuance of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a) or (y) the date of an Optional Sale, the Collateral Manager (or, in the case of clause (x), after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Collection Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) pro rata to (A) the Collateral Agent, the Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Custodian Fees owing to such Persons and (B) the Collateral Agent, the Custodian and the Securities Intermediary in an amount equal to any accrued and unpaid Collateral Agent Expenses and Custodian Expenses owing to such Persons, without regard to any cap;

(2) to the Collateral Manager, in an amount equal to any accrued and unpaid Collateral Management Fee;

(3) pro rata to each Lender, in an amount equal to any accrued and unpaid Interest and Non-Usage Fee;

(4) pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5) pro rata to the Lenders to pay the Advances Outstanding until paid in full;

(6) pro rata to each Lender, in an amount equal to the Commitment Reduction Fee owing to the Lenders;

(7) pro rata, to each applicable Person to pay all other outstanding amounts under the Transaction Documents;

(8) to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(9) any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or any nominee thereof.

Section 2.9 Collections and Allocations.

(a) Collections. The Collateral Manager shall promptly identify any Collections received directly by it as Interest Collections or Principal Collections and shall transfer all such Collections to the appropriate Collection Account within three (3) Business Days after its receipt thereof. Upon the receipt of Collections in the Collection Account during any Collection Period, the Collateral Manager shall identify Principal Collections and Interest Collections no later than the Reporting Date related to the Payment Date immediately following such Collection Period and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. The Collateral Manager shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 6.8(d).

(b) Excluded Amounts and BDC Tax Distributions.

(i) With the prior written consent of the Administrative Agent, the Collateral Manager may direct the Collateral Agent and the Securities Intermediary to withdraw from the Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent, the Collateral Agent, the Borrower and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(ii) The Collateral Manager may direct the Collateral Agent and the Securities Intermediary to withdraw from the Collection Account and pay to, or at the direction of, the Borrower amounts to make BDC Tax Distributions, as such amounts are permitted to be applied as Restricted Payments in accordance with Section 5.2(e).

(c) Initial Deposits. On the initial Funding Date with respect to any Portfolio Investment, the Collateral Manager will deposit or cause to be deposited into the Collection Account all Collections received in respect of such Portfolio Investment on such initial Funding Date. The Borrower shall confirm to the Administrative Agent in writing when it has provided each such payment instruction.

(d) Investment of Funds. All uninvested amounts on deposit in the Collection Account shall be invested at the direction of the Collateral Manager pursuant to clause (b) (or, clause (c)) of the definition of Permitted Investments. If no such direction is received by the Collateral Agent, all such amounts shall remain uninvested. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Principal Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).

Section 2.10 Payments, Computations, etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that (i) such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law and (ii) such additional interest shall not accrue unless an Event of Default then exists. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Collateral Manager’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2, (which, in the case of the Collateral Manager, is solely within the control of the Collateral Manager) as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11 Fees.

The Borrower shall pay to Weil, Gotshal & Manges LLP as counsel to the Administrative Agent and the Lenders and Nixon Peabody LLP, as counsel to the Collateral Agent, Securities Intermediary and the Custodian, on the date of the Initial Advance, its reasonable invoiced fees and out-of-pocket expenses through the Closing Date.

Section 2.12 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten (10) days after demand by such Affected Party to the extent of funds available in the Collection Account (and, to the extent of any additional amounts, on the next Payment Date pursuant to Section 2.7 or 2.8, as applicable, occurring at least five (5) Business Days after the request for such invoice), the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Collateral Manager a written description as to such additional or increased cost or reduction, which written description shall be conclusive absent manifest error.

(e) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than six (6) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.

(f) Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.14; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender. In no event will Borrower be responsible for increased amounts referred to in this Section 2.12, which relates to any other entities to which Lenders provide financing.

(g) The payment of amounts under this Section 2.12 shall be on an after-Tax basis.

Section 2.13 Effect of Benchmark Transition Event; Eurodollar Disruption Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Borrower.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time upon delivery of notice of such Benchmark Replacement Conforming Changes pursuant to Section 2.13(e) below and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower (with a copy to the Collateral Agent) in its discretion of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. During the pendency of any Benchmark Unavailability Period, the Base Rate shall be treated as the Benchmark for purposes of calculation of interest.

(f) Eurodollar Disruption Event. If a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” with respect to any Lender occurred, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding of the affected Lender in respect of which Interest accrues at the LIBOR Rate shall immediately be converted into Advances Outstanding in respect of which such Interest accrues at the Base Rate.

(g) Concerning the Collateral Agent, Securities Intermediary and Custodian. The Collateral Agent, Securities Intermediary and Custodian shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the LIBOR Rate (or any other Benchmark, Interest Rate, Base Rate, Federal Funds Rate, Benchmark Replacement, Prime Rate or other applicable rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date, Eurodollar Disruption Event or any material disruption or other event relating to the LIBOR Rate, (ii) to select, determine or designate any Benchmark, Interest Rate, Base Rate, Federal Funds Rate, Benchmark Replacement, Prime Rate or other alternate reference rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment or any other spread adjustment or other modifier to any Benchmark, Interest Rate, Base Rate, Benchmark Replacement or other replacement or successor rate or index, or (iv) to determine whether or what amendments or changes (including any Benchmark Replacement Conforming Changes) are necessary or advisable, if any, in connection with any of the foregoing.

The Collateral Agent, Securities Intermediary and Custodian shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Transaction Documents as a result of the unavailability of the LIBOR Rate (or any other Benchmark, Interest Rate, Base Rate, Federal Funds Rate, Benchmark Replacement, Prime Rate or other applicable rate) and the absence of any Benchmark, Interest Rate, Base Rate, Benchmark Replacement or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or any other Transaction Document and reasonably required for the performance of such duties.

Section 2.14 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Affected Party timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Affected Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be obligated to make a payment to an Affected Party pursuant to this Section 2.14 in respect of penalties, interest or additions to tax attributable to any Indemnified Taxes if such penalties, interest and additions to tax are attributable to the gross negligence or willful misconduct of such Affected Party. A certificate as to the amount of such payment or liability and the calculation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The payment of amounts under this Section 2.14(c) shall be on an after-Tax basis.

(d) Without limiting the generality of Section 11.5, each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.14(d).

(e) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(1), Section 2.14(f)(ii)(2), and Section 2.14(f)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed originals of IRS Form W-8ECI;

c. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.14-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

d. to the extent a Foreign Lender is not the beneficial owner of the income, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.14-2 or Exhibit 2.14-3, IRS Form W-9, and/or other certification or documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.14-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding required to be made; and

(4) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.15 Reinvestment; Discretionary Sales, Substitution and Optional Sales of Portfolio Investments.

(a) Reinvestment. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Agent, during the Reinvestment Period, the Borrower may withdraw funds on deposit in the Principal Collection Account to (i) reinvest such funds in Portfolio Investments to be pledged hereunder (a “Reinvestment”), so long as (1) all conditions precedent set forth in Section 3.2 have been satisfied and (2) each Portfolio Investment acquired or originated by the Borrower in connection with such reinvestment shall be an Eligible Investment, or (ii) make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3(b).

Upon the satisfaction of the applicable conditions set forth in this Section 2.15(a) (as certified by the Borrower to the Administrative Agent and the Collateral Agent), the Collateral Agent will release funds from the Principal Collection Account to be applied pursuant to this Section 2.15(a) in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day.

(b) Substitutions. Subject to Sections 2.15(e) and (f), the Borrower may, during the Reinvestment Period, sell any Portfolio Investment and replace such Portfolio Investment with another Portfolio Investment (each such sale and replacement, a “Substitution”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Default or Event of Default shall have occurred, (ii) each substitute Portfolio Investment acquired or originated by the Borrower in connection with a Substitution shall be an Eligible Investment, (iii) 100% of the proceeds from the sale of the Portfolio Investment(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire or originate the substitute Portfolio Investment(s) or deposited in the Collection Account, (iv) all conditions precedent set forth in Section 3.2 have been satisfied with respect to each substitute Portfolio Investment to be acquired or originated by the Borrower in connection with such Substitution and (v) immediately after giving effect to such Substitution, no Borrowing Base Deficiency exists; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(c) Discretionary Sales. Subject to Sections 2.15(e) and (f), upon not less than one (1) Business Day’s prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Lenders), the Borrower shall be permitted to sell or otherwise transfer Portfolio Investments (each, a “Discretionary Sale”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default or Event of Default shall have occurred, and (ii) immediately after giving effect to such Discretionary Sale, no Borrowing Base Deficiency exists; provided that, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Discretionary Sale, the Borrower may, with the prior consent of the Administrative Agent in its sole discretion, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency is reduced or cured.

(d) Optional Sales. Subject to Section 2.15(e), the Borrower shall have the right to sell all of the Portfolio Investments included in the Collateral (an “Optional Sale”) on any Business Day. The proceeds of any Optional Sale shall be distributed on the related sale date in accordance with Section 2.8.

(e) Conditions to Sales, Substitutions and Repurchases. Any Discretionary Sale, sale pursuant to a Substitution, sale pursuant to Section 2.6(iv) or Optional Sale effected pursuant to Sections 2.15(b), (c), or (d) shall be subject to the satisfaction of the following conditions (as shall be deemed certified by the Borrower upon delivery of any instruction to effect any such Discretionary Sale, sale pursuant to a Substitution or Optional Sale effective pursuant to Section 2.15(b), (c) or (d)):

(i) except in connection with an Optional Sale, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent and the Collateral Agent;

(ii) the Borrower shall deliver a list of all Portfolio Investments to be sold or substituted to the Administrative Agent and the Collateral Agent and the Custodian;

(iii) except in connection with an Optional Sale, as certified in writing to the Administrative Agent (with a copy to the Collateral Agent) by the Collateral Manager (on behalf of the Borrower), no selection procedures adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower or the Collateral Manager, as applicable, in the selection of the Portfolio Investments to be sold or substituted;

(iv) the Borrower shall notify the Administrative Agent and Collateral Agent of any amount to be deposited into the Collection Account in connection with any sale or substitution;

(v) each such Discretionary Sale, sale pursuant to a Substitution and Optional Sale complies with Section 6.2(m);

(vi) the Borrower shall be deemed to have certified to the Administrative Agent and the Collateral Agent (on behalf of the Secured Parties) that the representations and warranties contained in Sections 4.1 and 4.2 hereof shall continue to be true, complete and correct in all material respects upon giving effect to any sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

(vii) any repayment of Advances Outstanding in connection with any sale or substitution of Portfolio Investments hereunder shall comply with the requirements set forth in Section 2.3;

(viii) as certified in writing to the Administrative Agent and the Collateral Agent for the benefit of the Secured Parties by the Collateral Manager (on behalf of the Borrower), any Discretionary Sale or sale in connection with a Substitution, shall be made by the Borrower to any Person in a transaction (1) reflecting arm’s-length market terms and (2) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such sale (other than the representations, warranties and covenants set forth in the LSTA Par/Near Par Trade Confirmation, the LSTA Distressed Trade Confirmation or the LSTA Purchase and Sale Agreement for Distressed Trades, in each case as published by The Loan Syndications and Trading Association, Inc. as of the date of such confirmation or agreement, or substantially similar representations, warranties and covenants, to the extent such documentation is not used in connection with such transaction or, in the case of Traded Debt Securities, customary representations, warrants and covenants for trades with respect to such securities), provided that, after the occurrence of an Event of Default, the Borrower may only make Discretionary Sales, sales pursuant to a Substitution or an Optional Sale with the prior written consent of the Controlling Lender in its sole discretion;

(ix) the Borrower shall pay an amount equal to all accrued and unpaid costs and expenses (including, without limitation, reasonable legal fees) of the Administrative Agent, the Lenders, the Collateral Agent and the Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties and any other party having an interest in the Loan in connection with such sale, substitution or repurchase);

(x) with respect to an Optional Sale, the Borrower shall, not later than ten (10) Business Days prior to the date of such sale, deliver to the Administrative Agent and each Lender a certificate and evidence to the reasonable satisfaction of such parties (which satisfaction shall be confirmed in writing by the Administrative Agent and each Lender) that the Borrower shall have sufficient funds on or prior to the date of such sale to pay the outstanding Obligations in full pursuant to Section 2.8 (which funds may be derived from completion of such Optional Sale),

(f) Sales of Portfolio Investments with an Assigned Value of Zero and Sales of Equity Securities. The Borrower may sell any Portfolio Investment with an Assigned Value of zero or any Equity Security to any Person; provided, that (i) any such sale shall be made on an arm’s-length basis at fair market value and (ii) any such sale shall comply with Section 6.2(m).

Section 2.16 Capital Contributions.

Any direct or indirect owner of the Borrower may, but shall not be obligated to, make a capital contribution in Cash or securities to the Borrower at any time.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(iii) such Defaulting Lender shall not be entitled to receive any Non-Usage Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The Administrative Agent and the Borrower (or Collateral Manager on its behalf) shall provide written notice to the Collateral Agent of a Lender becoming a Defaulting Lender.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1 Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(a) Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(b) The Administrative Agent shall have received satisfactory evidence that each of the Borrower and the Collateral Manager has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(c) The Collateral Manager, the Equityholder and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of Exhibit C;

(d) (i) The Borrower shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Borrower has occurred, and (ii) the Collateral Manager shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Collateral Manager or Collateral Manager Termination Event has occurred;

(e) The Administrative Agent, the Collateral Agent, the Custodian and the Collateral Manager shall have received the executed legal opinion or opinions of Mayer Brown LLP, counsel to the Borrower, covering enforceability, and grant and perfection of the security interests on the Collateral, and nonconsolidation of the Borrower with the Collateral Manager and the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f) The Collateral Agent, the Custodian and the Administrative Agent shall have received the executed legal opinion or opinions of Mayer Brown LLP, counsel to the Borrower and the Collateral Manager, covering enforceability of the Transaction Documents to which each of the Borrower and the Collateral Manager is a party, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g) The Administrative Agent, the Collateral Agent, the Custodian, the Securities Intermediary and the Lenders shall have received the fees (including, but not limited to, the Administrative Agent Fee, the Collateral Agent Fee, the Custodian Fee and any other fees, disbursements and other charges of counsel to the Administrative Agent, the Collateral Agent, the Custodian and the Securities Intermediary, as applicable) to be received on date of the Initial Advance;

(h) The Administrative Agent, the Lenders, the Collateral Agent, the Custodian and the Securities Intermediary shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

(j) The UCC-1 financing statement naming the Borrower as debtor and the Collateral Agent as secured party is in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the Securities Account Control Agreement, is effective to perfect the Collateral Agent’s security interest in the Collateral such that the Collateral Agent’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower (whether now existing or hereafter acquired);

(k) The Administrative Agent, the Collateral Agent and the Custodian shall have received an officer’s certificate of the Collateral Manager and the Borrower that includes a copy of the resolutions (or other authorizing instruments, if applicable), in form and substance satisfactory to the Administrative Agent, of the Board of Directors (or similar governing or managing body) of such Person authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder, and (iii) in the case of the Borrower, the granting by it of the Liens created pursuant to the Transaction Documents, which certification shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions, or other authorizing instruments, if applicable, thereby certified have not been amended, modified, revoked or rescinded;

(l) The Administrative Agent, the Collateral Agent and the Custodian shall have received a certificate of the Collateral Manager and the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Transaction Document, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and satisfactory in form and substance to the Administrative Agent, and shall be executed by a Responsible Officer (or other authorized Person) of such Person;

(m) The Administrative Agent, the Collateral Agent and the Custodian shall have received true and complete copies of the Governing Documents of the Collateral Manager and the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer (or other authorized Person) of such Person, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and shall be in form and substance satisfactory to the Administrative Agent;

(n) The Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Collateral Manager, the Equityholder and the Borrower in the jurisdiction of its organization or incorporation;

(o) The Administrative Agent, the Collateral Agent and the Custodian shall have received evidence in form and substance satisfactory to the Administrative Agent that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Transaction Documents shall have been completed (or, with respect to each form UCC-1, will be completed on or promptly following the Closing Date);

(p) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent;

(q) The Borrower shall have received the executed legal opinion or opinions of Nixon Peabody LLP, counsel to the Collateral Agent, covering enforceability of the Transaction Documents to which the Collateral Agent is a party; and

(r) The Warehouse Advances (and all other obligations related thereto) shall have been repaid in full to the lenders under the Warehouse Agreement, other than Warehouse Advances related to Seasoning Loans (as defined in the Warehouse Agreement).

Section 3.2 Conditions Precedent to All Advances and Acquisitions of Loans and Traded Debt Securities.

Each Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.15(a)(i) and each acquisition of Loans or Traded Debt Securities in connection with a Substitution pursuant to Section 2.15(b) (each, a “Transaction”) shall be subject to the satisfaction or waiver of the following conditions precedent that:

(a) With respect to any Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Agent, the Custodian and each Lender) no later than 2:00 p.m. one (1) day before the related Funding Date:

(i) a Funding Notice in the form of Exhibit A-1, a Borrowing Base Certificate and a Portfolio Investment Schedule listing each Portfolio Investment, if any, proposed to be acquired or originated by the Borrower in connection with such Transaction; and

(ii) if a Loan is being acquired with such Advance, a certificate of assignment in the form of Exhibit F (including Annex I thereto) and containing such additional information as may be reasonably requested by the Administrative Agent and each Lender;

(b) With respect to any Reinvestment of Principal Collections permitted by Section 2.15(a)(i) and each acquisition of Portfolio Investments in connection with a Substitution pursuant to Section 2.15(b), the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Agent), no later than 2:00 p.m. one (1) Business Day prior to any such reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager on behalf of the Borrower;

(c) On the date of such Transaction the Borrower shall be deemed to have certified that each of the following statements shall be true and correct as of such date:

(i) the representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date);

(ii) no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default or an Event of Default;

(iii) on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Borrowing Base (or, to the extent permitted under Section 2.15(b), any Borrowing Base Deficiency is reduced);

(iv) to the extent applicable to the requested Transaction and with respect to the Borrower, no Applicable Law shall prohibit or enjoin the proposed Reinvestment of Principal Collections or acquisition of Loans; and

(v) on and as of such day, immediately after giving effect to such Transaction the Advances Outstanding do not exceed the Facility Amount.

(d) (A) The Collateral Manager shall have certified in the related Borrower’s Notice that (other than with respect to the Borrower’s certifications in clauses (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, (g), and the conditions precedent in clauses (f), (h) and (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied and (B) on the date of such Transaction, the Collateral Manager shall be deemed to have certified that each of the following statements shall be true and correct as of such date:

(i) no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default, an Event of Default or a Collateral Manager Termination Event;

(ii) on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Borrowing Base (or, to the extent permitted under Section 2.15(b), any Borrowing Base Deficiency is reduced);

(iii) the representations and warranties contained in Section 4.3 are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date); and

(iv) on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount.

(e) With respect to any Transaction, any Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.15(a)(i), neither the Facility Scheduled Maturity Date nor the Termination Date shall have occurred;

(f) The Borrower and Collateral Manager shall have delivered to the Administrative Agent and (as applicable) the Collateral Agent all reports required to be delivered by either thereof as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

(g) The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11, shall have reimbursed the Lenders, the Collateral Agent, the Custodian, the Securities Intermediary and the Administrative Agent for all fees, costs and expenses then required to be paid in connection with the closing of the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders, the Collateral Agent, the Custodian, the Securities Intermediary and the Administrative Agent;

(h) With respect to any Transaction occurring after the Closing Date, the Borrower and the Collateral Manager (i) submitted an Approval Notice to the Controlling Lender no less than ten (10) Business Days prior to the Transaction (or such shorter amount of time as may be agreed upon by the Controlling Lender with respect to such Approval Notice), and (ii) shall have received a copy of an Approval Notice, executed by the Controlling Lender, evidencing the approval of the Controlling Lender, in its sole discretion in accordance with clause (B) of the definition of “Eligible Investment,” of the Loan(s) or Traded Debt Security or Traded Debt Securities to be added to the Collateral;

(i) In connection with the Advance with respect to the acquisition of any Loan, the Borrower shall have delivered to the Custodian (with a copy to the Administrative Agent and the Collateral Agent), no later than 2:00 p.m. on the related Advance Date, an emailed copy of the duly executed original promissory notes for each such Loan in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed assignment agreement), and, if any Loans are closed in escrow, a certificate (in the form of Exhibit J) from a Responsible Officer of the Borrower confirming the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Custodian within two (2) Business Days of any related Advance Date with respect to any Loan; and

The failure of any of the foregoing conditions precedent to be satisfied in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to the related Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.3 Custodianship; Transfer of Portfolio Investments and Permitted Investments.

(a) The Collateral Agent or the Custodian (as to the Required Loan Documents) shall hold all Certificated Securities and Instruments in physical form at its Corporate Trust Office (as specified in Annex A hereto). Any successor Collateral Agent or Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower, which is a Qualified Institution and which makes the representations of the Collateral Agent set forth herein to the Borrower, the Administrative Agent and the Lenders in connection with the assumption of the Collateral Agent’s duties hereunder.

(b) Each time that the Borrower shall direct or cause the acquisition of any Portfolio Investment or Permitted Investment, the Borrower shall, if such Portfolio Investment or Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Agent and/or the Custodian, as applicable, in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Portfolio Investment or Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Agent and/or the Custodian to be credited by the Collateral Agent to the Collateral Account in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released.

(c) The Borrower shall cause all Portfolio Investments or Permitted Investments acquired or originated by the Borrower to be transferred to the Collateral Agent and/or the Custodian for credit by the Collateral Agent to the Collateral Account, and shall cause all Portfolio Investments and Permitted Investments acquired or originated by the Borrower to be delivered to the Collateral Agent or the Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Portfolio Investment and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired)):

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Securities Intermediary or the Document Custodian at the Corporate Trust Office and (B) causing the Securities Intermediary or the Custodian, as applicable, to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Security Certificate at its Corporate Trust Office (as specified in Annex A hereto);

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement;

(iv) in the case of General Intangibles (including any Loan or Traded Debt Security not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Portfolio Investment or Permitted Investment (as the case may be) as the collateral (or describing the collateral as “all assets,” or words of similar effect) at the filing office of the Secretary of State of the State of Delaware.

(d) The security interest of the Collateral Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Collateral Agent, be released and the Collateral Agent shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below):

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b) Due Qualification. The Borrower is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and the pledge and assignment of a security interest in the Collateral on the terms and conditions herein provided.

(d) Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a default under or violate any Governing Documents of the Borrower or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than any Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, (iii) violate any Applicable Law in any material respect or (iv) violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Borrower.

(f) Agreements. The Borrower is not a party to any agreement or instrument or subject to any limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(h) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained, except for all UCC financing statements to be made or otherwise delivered to the Collateral Agent for filing as of (or promptly following) the Closing Date.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar laws in effect in any applicable jurisdiction by the Borrower.

(j) Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent and the Borrower shall deliver to the Administrative Agent on the Closing Date a certification in the form of Exhibit C.

(k) Taxes. The Borrower (i) is and has always been treated as either (x) a domestic partnership, each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(m) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m);

(iii) with respect to Collateral that constitute Security Entitlements:

(1) all of such Security Entitlements have been credited to one of the Accounts and the securities intermediary for each Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

(2) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and

(3) the Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties. The Borrower has not instructed the securities intermediary of any Account to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause Cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement.

(iv) all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time to time in the State of New York;

(v) the Borrower owns and has good and marketable title to (or, with respect to assets securing any Collateral, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;

(vi) the Borrower has received all consents and approvals required by the terms of any Portfolio Investment to the granting of a security interest in the Portfolio Investments hereunder to the Collateral Agent, on behalf of the Secured Parties;

(vii) the Borrower has taken all necessary steps to file (or cause to be filed) all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(viii) other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, and any security interest granted to the Securities Intermediary pursuant to the Securities Account Control Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of any collateral included in the Collateral other than any financing statement that has been terminated and/or fully and validly assigned to the Collateral Agent or the Borrower on or prior to the date hereof;

(ix) other than Permitted Liens, there are no judgments or Liens for Taxes with respect to the Borrower and no claim is being asserted with respect to the Taxes of the Borrower;

(x) other than in the case of Noteless Loans, all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Custodian;

(xi) other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Custodian that the Custodian or its agent, sub-custodian or bailee is holding the underlying promissory notes that evidence all Loans evidenced by a promissory note solely on behalf of the Collateral Agent for the benefit of the Secured Parties;

(xii) none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties;

(xiii) with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Agent on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, on behalf of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, on behalf of the Secured Parties, upon original issue or registration of transfer by the Borrower; and

(xiv) in the case of an Uncertificated Security, the Borrower (A) has caused the Collateral Agent to become, on behalf of the Secured Parties, the registered owner of such Uncertificated Security and (B) has caused such registration to remain effective.

(n) Reports Accurate. Any of the information provided or prepared by an Obligor, the Collateral Manager or the Collateral Agent, including, without limitation, any financial statements required pursuant to Section 5.3(f), all information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished to the Administrative Agent or any Lender in connection with this Agreement are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof), true, complete and correct in all material respects; provided, that, solely with respect to written or electronic information furnished by the Collateral Manager which was provided to the Collateral Manager from an Obligor or issuer with respect to a Portfolio Investment, such information need only be accurate, true and correct to the knowledge of the Borrower.

(o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower’s Federal Employee Identification Number has been correctly provided to the Administrative Agent and the Lenders. The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date.

(p) Collection Accounts. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections on the Collateral are sent.

(q) Legal Name. The Borrower’s exact legal name is, and at all times has been, the name as set forth on Annex A hereto, except as such name has been changed as permitted under and in satisfaction of Section 5.1(o)(vi).

(r) [Reserved.]

(s) Value Given. The Borrower has given reasonably equivalent value to the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(t) Accounting. Other than for tax purposes, the Borrower accounts for the transfers to it of interests in Collateral as purchases of such Collateral for financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(u) Special Purpose Entity. At all times prior to the Collection Date, the Borrower has not and shall not:

(i) engage in any business or activity other than the purchase, receipt, management and sale of Collateral, the transfer and pledge of Collateral pursuant to the terms of the Transaction Documents, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any assets other than (a) the Collateral or (b) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents including, without limitation, capital contributions which it may receive from the Equityholder;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Collection Date;

(iv) except as otherwise permitted under clause (iii), fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its limited liability company agreement or fail to observe limited liability company formalities;

(v) form, acquire or own any Subsidiary, own any Capital Stock in any other entity (other than Capital Stock in Obligors or issuers in connection with the exercise of any remedies with respect to a Portfolio Investment or any exchange offer, work-out or restructuring of a Portfolio Investment), or make any Investment in any Person (other than Permitted Investments or Capital Stock in Obligors or issuers in connection with the exercise of any remedies with respect to a Portfolio Investment or any exchange offer, work-out or restructuring of a Portfolio Investment) without the prior written consent of the Administrative Agent;

(vi) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (1) Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments and (2) ordinary course contingent obligations under the Underlying Instruments (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);

(viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x) enter into any contract or agreement with any Person, except (a) the Transaction Documents, (b) organizational documents, (c) Underlying Instruments and (d) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person; provided that, for the avoidance of doubt with regard to this clause (x), the Equityholder may contribute cash or other property as a capital contribution to the Borrower;

(xi) seek its dissolution or winding up in whole or in part;

(xii) fail to correct any known misunderstandings regarding the separate identities of the Borrower, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;

(xiii) except pursuant to this Agreement, guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi) except as may be required or permitted by the Code and regulations thereunder or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xvii) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliates so long as (a) appropriate notation shall be made on the notes of such consolidated financial statements to indicate the separateness of the Borrower from such Person and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Person or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xviii) fail to pay its own liabilities and expenses only out of its own funds;

(xix) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xx) except in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Loan with respect to which an Obligor is or would thereby become an Affiliate, acquire the obligations or securities issued by its Affiliates or members (unless approved in writing by the Administrative Agent in its sole discretion);

(xxi) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxii) except for any Permitted Lien relating to any Equity Security, pledge its assets to secure the obligations of any other Person;

(xxiii) fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by a nationally recognized company providing professional independent managers, that is not an Affiliate of the Borrower or the Collateral Manager and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (a) a member, partner, equityholder, manager, director, officer or employee of the Borrower or any of its equityholders, the Collateral Manager or Affiliates (other than as an Independent Manager of an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or directors); (b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Collateral Manager or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Collateral Manager or any of its equityholders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Borrower shall be qualified to serve as an Independent Manager of the Borrower;

(xxiv) (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of the foregoing; or

(xxv) fail to file its own tax returns separate from those of any other Person, except to the extent that the Borrower is treated as a disregarded entity for U.S. federal income tax purposes or to the extent that such failure does not constitute a breach of Section 5.1(k).

(v) Investment Company Act. The Borrower is not an “investment company” within the meaning of the 1940 Act, but has filed an election to be treated, and is subject to regulation under the 1940 Act, together with the Equityholder, as a business development company.

(w) ERISA. The Borrower does not maintain, contribute to, or have any unsatisfied obligation to contribute to or liability under, any active or terminated Pension Plan or Multiemployer Plan. Except as would not reasonably be expected to constitute a Material Adverse Effect, no ERISA Affiliate maintains, contributes to, or has any unsatisfied obligation to contribute to or liability under, any active or terminated Pension Plan or Multiemployer Plan. Except as would not reasonably be expected to constitute a Material Adverse Effect, no ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event. At all times during the term of the Agreement and on the date of each Transaction, none of the assets of the Borrower, its ERISA Affiliates (including the Collateral Manager) or guaranteeing person constitutes or will constitute (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, (c) an entity deemed to hold “plan assets” of any such plans or accounts subject to ERISA or the Code, or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA. No event has occurred or is expected to occur that might result, directly or indirectly, in any Lien pursuant to Section 4068 of ERISA being imposed on the property of the Borrower or any ERISA Affiliate.

(x) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(y) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower since the Closing Date.

(z) Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(aa) Full Payment. As of the initial Funding Date thereof, the Borrower had no knowledge of any fact which should lead it to expect that any Loan will not be repaid by the applicable Obligor in full.

(bb) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects as of the date made or deemed made.

(cc) USA Patriot Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

(dd) Good Title. The Borrower has good and marketable title in the Collateral.

Section 4.2 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.

The Borrower hereby represents and warrants, as of the Closing Date and as of each Funding Date:

(a) Valid Security Interest. This Agreement constitutes a valid grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which security interest constitutes a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York.

(b) Eligibility of Collateral. As of the Closing Date and each Funding Date, (i) the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Portfolio Investments included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Portfolio Investments and the amounts owing thereunder is true, correct and complete as of the related Funding Date and (ii) with respect to each Portfolio Investment included in the Collateral, (A) all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the granting of a security interest in such Collateral to the Collateral Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect and (B) each Loan is an Eligible Investment at such time.

(c) No Fraud. (i) Each Loan originated by the Borrower was originated without any fraud or material misrepresentation and (ii) each Loan originated by an unaffiliated third party was, to the best of the Borrower’s knowledge, originated without any fraud or material misrepresentation.

Section 4.3 Representations and Warranties of the Collateral Manager.

The Collateral Manager represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Collateral Manager has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. The Collateral Manager is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d) Binding Obligation. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s certificate of formation, operating agreement or any Contractual Obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, (iii) violate, in any material respect any Applicable Law or (iv) violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Collateral Manager.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Collateral Manager threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained.

(h) Reports Accurate. All information of the Collateral Manager, documents, books, records or reports furnished by the Collateral Manager to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects; provided that, the Collateral Manager makes no representation with respect to any information furnished by an Obligor or the Borrower or with respect to certification of information provided by the Borrower unless the Collateral Manager has also certified as to such information.

(i) Solvency. The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not Solvent and the Collateral Manager shall deliver to the Administrative Agent on the Closing Date a certification in the form of Exhibit C.

(j) No Fraud. (i) Each Loan originated by the Borrower was originated without any fraud or material misrepresentation and (ii) each Loan originated by an unaffiliated third party was, to the best of the Collateral Manager’s knowledge, originated without any fraud or material misrepresentation.

(k) Compliance with Law. The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject.

(l) USA Patriot Act. Neither the Collateral Manager nor any Affiliate of the Collateral Manager is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

(m) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Collateral Manager since the Closing Date.

Section 4.4 Representations and Warranties of the Collateral Agent.

The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Agent.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g) Corporate Collateral Agent Required; Eligibility. The Collateral Agent (and any successor Collateral Agent appointed pursuant to Section 7.5 hereunder shall also be required to represent and warrant that it) (i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $200,000,000, (iv) is not affiliated, as that term is defined in Rule 405 of the Securities Act, with the Borrower or with any Person involved in the organization or operation of the Borrower and (v) is subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4(g) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 4.4(g), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

ARTICLE V

GENERAL COVENANTS

Section 5.1 Affirmative Covenants of the Borrower.

The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b) Preservation of Company Existence. The Borrower will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of the Borrower in full force and effect and shall not amend the same without the prior written consent of the Administrative Agent; provided that the Borrower shall be permitted to change its registered agent without the consent of (but with prior notice to) the Administrative Agent.

(c) Performance and Compliance with Collateral. The Borrower will, at the Borrower’s expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d) Keeping of Records and Books of Account. The Borrower will (or will cause the Collateral Manager to) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person at reasonable times, upon reasonable prior written notice, without unreasonably interfering with such party’s business and affairs and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such person with the Responsible Officers thereof and independent accountants therefor, in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it. Each Lender (or a representative designated by each Lender) shall have the right to accompany Administrative Agent on each such visit and inspection. For the avoidance of doubt, the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Borrower shall be limited to not more than one (1) such visit and inspection in any fiscal quarter; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal quarter shall be deemed to be zero.

(e) Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower shall (i) acquire such Collateral directly from an unaffiliated third party, (ii) at the Borrower’s expense, take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the Responsible Officers of the Borrower having knowledge of such matters, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Deposit of Collections.

(i) The Borrower shall promptly (but in no event later than two (2) Business Days after receipt), or shall cause the Collateral Manager to, instruct each Obligor (or, with respect to any Agented Loan, the paying agent) to deliver all Collections in respect of the Collateral to the Collection Account. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(ii) The Borrower shall promptly (but in no event later than two (2) Business Days after receipt), or shall cause the Collateral Manager to, identify Principal Collections and Interest Collections no later than the Reporting Date related to the Payment Date immediately following such Collection Period, and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account and the Interest Collection Account, respectively.

(g) Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(u).

(h) Borrower’s Notice. On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.15(a)(i) or acquisition by the Borrower of Portfolio Investments in connection with a Substitution pursuant to Section 2.15(b), the Collateral Manager (on behalf of the Borrower) will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).

(i) Events of Default. Promptly following the actual knowledge or receipt of notice by a Responsible Officer of the Borrower of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent (with a copy to the Collateral Agent) with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event (to the extent known by the Borrower) and the action, if any, that the Borrower proposes to take with respect thereto.

(j) Obligations. The Borrower shall pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof and the Borrower shall enforce all indemnities and rights against Obligors in accordance with this Agreement.

(k) Taxes. The Borrower (i) will be treated as either (x) a domestic partnership (each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons or (y) a disregarded entity of a U.S. Person for U.S. federal income tax purposes and (ii) will timely file or cause to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and will pay or cause to be paid all U.S. federal and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower sets aside on its books adequate reserves in accordance with GAAP.

(l) Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire or originate Eligible Investments, to make distributions to its member in accordance with the terms hereof or to pay related expenses (including expenses payable hereunder) in accordance with Sections 2.7 and 2.8.

(m) Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence and during the continuance of a Collateral Manager Termination Event or an Event of Default, send notification forms giving the Obligors and/or agents on Agented Loans notice of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent.

(n) Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement.

(o) Notices. The Borrower will (or will cause the Collateral Manager to) furnish to the Administrative Agent (with a copy to the Collateral Agent):

(i) Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by the Borrower or by its accountants;

(ii) Representations and Warranties. Promptly after a Responsible Officer’s obtaining knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of a Responsible Officer of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date;

(iii) ERISA. Promptly after receiving notice of (a) any ERISA Event with respect to the Borrower (or any ERISA Affiliate thereof) or (b) the Pension Benefit Guaranty Corporation filing notice of a Lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower or any ERISA Affiliate, a copy of such notice;

(iv) Proceedings. As soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower or the Equityholder; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, the Borrower or the Equityholder in excess of $500,000 or more shall be deemed to be material for purposes of this Section 5.1(o)(v);

(v) Notice of Certain Events. Promptly upon a Responsible Officer of the Borrower becoming aware thereof (and, in any event, within three (3) Business Days, thereof), notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any failure to comply with Section 5.1(s), (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Portfolio Investment that was included in the latest calculation of the Borrowing Base as an Eligible Investment shall fail to meet one or more of the criteria (other than criteria waived by the Controlling Lender, on or prior to the related Funding Date in respect of such Portfolio Investment), or (6) unless notice of such default has been provided by the Collateral Manager under Section 5.3(j), the occurrence of any default by an Obligor on any Loan in the payment of principal or interest, a financial covenant default or that would result in an Assigned Value Adjustment Event;

(vi) Organizational Changes. As soon as possible and in any event within fifteen (15) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

(vii) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, notice of any change in the accounting policies of the Borrower.

(p) Content Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Portfolio Investments as property of the bankruptcy estate of the Equityholder.

(q) Financial Statements. The Borrower shall furnish, or shall cause to be furnished to the Administrative Agent:

(i) for each fiscal year of the Equityholder commencing with the 2020 fiscal year, as soon as available, but in any event within 120 days after the end of each fiscal year of the Equityholder, a copy of the audited balance sheet of the Equityholder as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing;

(ii) for each of the first three fiscal quarters of each fiscal year of the Equityholder commencing with the quarter ending March 31, 2021, as soon as available, but in any event within 60 days after the end of such fiscal quarter of the Equityholder, a copy of the unaudited balance sheet of the Equityholder, as at the end of such quarter and the related statements of income and retained earnings and of cash flows for such fiscal quarter;

(iii) a copy of the unaudited balance sheet of the Collateral Manager upon request by the Administrative Agent; and

(iv) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

(r) Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(s) Non-Consolidation. The Borrower shall at all times refrain from any action, or conducting its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.

(t) Portfolio Investment Acquisitions. All Portfolio Investments acquired by the Borrower shall be acquired from unaffiliated third parties or pursuant to the Borrower Purchase Agreement.

(u) Lien Searches Against Obligors. The Administrative Agent shall, at any time, have the right to run a UCC lien search against any Obligor. Each such UCC lien search shall be at the sole expense of the Borrower.

(v) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the other Secured Parties under or as contemplated by this Agreement.

(w) Notice of Liens. Promptly after receipt by a Responsible Officer of the Borrower of knowledge or notice thereof, the Borrower will promptly notify the Administrative Agent and the Collateral Agent of the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Collateral against all claims of third parties; provided that nothing in this Section 5.1(w) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

Section 5.2 Negative Covenants of the Borrower.

During the Covenant Compliance Period:

(a) Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents or incidental thereto, (B) the acquisition, ownership and management of the Collateral and (C) the sale of the Collateral as permitted hereunder, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents, or (iii) except as otherwise provided in Section 4.1(u)(v), form any Subsidiary or make any Investment in any other Person.

(b) Collateral Not to be Evidenced by Instruments. The Borrower will not take any action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Collateral Agent, together with an Indorsement in blank, as collateral security for such Loan.

(c) Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution, Optional Sale, or other sale permitted hereunder, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein.

(d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (excluding receipt of Equity Securities in the ordinary course of collection of a debt previously contracted in good faith), or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein, other than as permitted or required pursuant to this Agreement (including as provided in Section 4.1(u)(iii)).

(e) Restricted Payments. The Borrower shall not make any Restricted Payments other than with respect to amounts released to the Borrower in accordance with Section 2.7, Section 2.8 or Section 2.9(b) and any other provision of any Transaction Document which expressly requires or permits payments to be made to or amounts to be reimbursed or released to the Borrower; provided that, except as provided in the immediately following sentence, the Borrower shall be permitted to make Restricted Payments in order to satisfy BDC Tax Distributions. To the extent that the aggregate amount of funds released to make BDC Tax Distributions pursuant to Section 2.7, Section 2.8, or Section 2.9(b) during the taxable year exceeds the amount of BDC Tax Distributions required to be made for such taxable year, the Borrower may only make additional Restricted Payments to satisfy the BDC Tax Distributions in an amount that would not result in a Borrowing Base Deficiency immediately after giving effect to such Restricted Payments. Any Restricted Payments made in accordance with this Section 5.2(e) shall be deemed released from the Lien of the Collateral Agent hereunder.

(f) Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent or the Custodian, as applicable, moving any Certificated Securities or Instruments from the Collateral Agent’s or the Custodian’s offices (as specified in Annex A hereto) on the Closing Date, unless the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in effect.

(g) ERISA Matters. The Borrower will not establish, maintain, contribute to or have any obligation to contribute to, or have any liability with respect to any Pension Plan or Multiemployer Plan. The Borrower will not (a) permit any ERISA Affiliate to engage in any prohibited transaction within the meaning of Section 4975 of the Code with respect to any Pension Plan or Multiemployer Plan for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (c) permit any ERISA Affiliate to terminate any Pension Plan so as to result in any liability, or (d) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan. None of the Borrower or any ERISA Affiliate shall take any action to cause or that might reasonably be expected to result, directly or indirectly, in any lien being imposed on the property of the Borrower or any ERISA Affiliate.

(h) Limited Liability Company Agreement. The Borrower will not amend, modify, waive or terminate any provision of its limited liability company agreement without the prior written consent of the Administrative Agent.

(i) Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors (or agents on any Agented Loan) regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(j) Preservation of Security Interest. The Borrower (at its expense) hereby authorizes the Collateral Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority (subject to the Permitted Liens) perfected ownership and security interest of the Collateral Agent for the benefit of the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing; provided, however, that the foregoing shall not relieve the Borrower of its obligations to (or impose upon the Collateral Agent the obligation to) file and maintain such financing and continuation statements and any other documents so required to create and maintain the Collateral Agent’s security interest hereunder.

(k) Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with at least fifteen (15) days’ prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change.

(l) Change of Control. The Borrower shall not enter into (or, to the extent permitted by Applicable Law, recognize as a member of the Borrower any transferee in connection with) any transaction or agreement or any sale, assignment or transfer (whether direct or indirect) which results in a Change of Control with respect to the Borrower.

(m) Ownership. The Borrower shall not have any owner other than the Equityholder and shall not permit the Equityholder to incur any Lien on the Capital Stock of the Borrower.

Section 5.3 Affirmative Covenants of the Collateral Manager.

The Collateral Manager covenants and agrees with the Borrower and the Lenders that during the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the performance of its obligations under this Agreement.

(b) Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Collateral. The Collateral Manager will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will take all necessary action to preserve the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral (other than Permitted Liens).

(d) Keeping of Records and Books of Account.

(i) The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) The Collateral Manager shall permit the Borrower, the Administrative Agent or their respective designated representatives, in each case at the expense of the Borrower, to visit the offices of the Collateral Manager during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters.

(iii) The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties hereunder.

(iv) The Collateral Manager will cooperate with the Borrower and provide all information in its possession or reasonably available to it to the Borrower or any Person designated by the Borrower to receive such information so the Borrower may comply with and perform its obligations under the Transaction Documents.

(e) Events of Default. Promptly following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Borrower and the Administrative Agent (with a copy to the Collateral Agent) with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details (to the extent known by the Collateral Manager) of such event and the action, if any, that the Collateral Manager proposes to take with respect thereto.

(f) Financial Statements. The Collateral Manager shall cause the Borrower to furnish to the Administrative Agent all financial statements as required by Section 5.1(q).

(g) Other. The Collateral Manager will promptly furnish to the Borrower and the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.

(h) Proceedings. The Collateral Manager will furnish to the Administrative Agent (with a copy to the Collateral Agent), as soon as possible and in any event within three (3) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, the Collateral Manager or the Borrower; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, the Borrower or the Collateral Manager in excess of $500,000 or more shall be deemed to be material for purposes of this Section 5.3(h).

(i) Deposit of Collections. The Collateral Manager shall (and shall cause each of its Affiliates to) promptly, but in any event within two (2) Business Days after its receipt thereof, deposit any Collections received by it into the Collection Account and provide the related Obligor with instructions to remit payments directly to the Collection Account as required herein.

(j) Required Notices. The Collateral Manager will furnish to the Borrower, the Collateral Agent and the Administrative Agent, promptly upon becoming aware thereof (and, in any event, within two (2) Business Days), notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any Change of Control with respect to the Collateral Manager, (4) any other event or circumstance with respect to the Collateral Manager that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Portfolio Investment that was included in the latest calculation of the Borrowing Base as an Eligible Investment shall fail to meet one or more of the applicable criteria (other than criteria waived by the Controlling Lender, on or prior to the related Funding Date in respect of such Portfolio Investment) listed in the definition of “Eligible Investment,” (6) the occurrence of any default by an Obligor on any Loan in the payment of principal or interest, a financial covenant default or that would result in an Assigned Value Adjustment Event, (7) any change or amendment to the Collateral Manager LLC Agreement that would result in a Material Adverse Effect or (8) the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral.

(k) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Collateral Manager that could reasonably be expected to result in a Material Adverse Effect.

(l) Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver to the Borrower, the Administrative Agent, the Collateral Agent and the Custodian a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information may be included in the applicable Borrowing Base Certificate.

(m) Acquisition and Disposition Requirements. Each acquisition, disposition, substitution and repurchase of Loans will be undertaken in accordance with Section 6.2(m).

Section 5.4 Negative Covenants of the Collateral Manager.

During the Covenant Compliance Period:

(a) Mergers, Acquisitions, Sales, etc. The Collateral Manager will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Collateral Manager is the surviving entity and unless:

(i) the Collateral Manager has delivered to the Administrative Agent (with a copy to the Collateral Agent) an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Collateral Manager and such other matters as the Administrative Agent may reasonably request;

(ii) the Collateral Manager shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent (with a copy to the Collateral Agent);

(iii) after giving effect thereto, no Event of Default or Collateral Manager Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Collateral Manager Termination Event shall have occurred; and

(iv) the Administrative Agent has consented in writing to such consolidation, merger, conveyance or transfer.

(b) Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent or the Custodian moving any Certificated Securities or Instruments from the Collateral Agent’s or the Custodian’s offices (as specified in Annex A hereto) on the Closing Date, unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(c) Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors or agents of Agented Loans regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent, the Collateral Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, have consented to such change.

Section 5.5 Affirmative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Reserved.

(d) Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder shall at all times (i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, (iv) not be affiliated, as that term is defined in Rule 405 of the Securities Act, with the Borrower or with any Person involved in the organization or operation of the Borrower, and (v) be subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.5(d) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 5.5(d), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 5.6 Negative Covenants of the Collateral Agent.

During the Covenant Compliance Period:

(a) Underlying Instruments. The Collateral Agent will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Agent pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes to Collateral Agent Fee. The Collateral Agent will not make any changes to the Collateral Agent Fee set forth in the Collateral Agent and Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1 Appointment of the Collateral Manager.

The Collateral Manager is hereby appointed as collateral manager and servicing agent of the Borrower for the purpose of performing certain collateral management functions including, without limitation, directing and supervising the investment and reinvestment of the Portfolio Investments and Permitted Investments, servicing the Collateral, enforcing the Borrower’s rights and remedies in, to and under the Collateral and performing certain administrative functions on behalf of the Borrower delegated to it under this Agreement and the other Transaction Documents and in accordance with the applicable provisions of this Agreement and the other Transaction Documents, and the Collateral Manager hereby accepts such appointment. The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower in connection with performing its obligations set forth herein. Except as may otherwise be expressly provided in this Agreement, the Collateral Manager will perform its obligations hereunder in accordance with the Collateral Manager Standard. The Collateral Manager and the Borrower hereby acknowledge that the Collateral Agent, the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

Section 6.2 Duties of the Collateral Manager.

(a) Duties. Subject to the provisions concerning its general duties and obligations as set forth in Section 6.1 and the terms of this Agreement, the Collateral Manager agrees to manage the investment and reinvestment of the Collateral and shall perform on behalf of the Borrower all duties and functions assigned to the Borrower in this Agreement and the other Transaction Documents and the duties that have been expressly delegated to the Collateral Manager in this Agreement; it being understood that the Collateral Manager shall have no obligation hereunder to perform any duties other than as specified herein and in the other Transaction Documents. The Borrower hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead in connection with the performance of its duties provided for in this Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Portfolio Investments, Equity Securities and Permitted Investments in connection with any acquisition, sale or other disposition made pursuant hereto, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement and relating to any Portfolio Investment, Equity Security or Permitted Investment. The Borrower hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Borrower in the same manner and with the same force and effect as the managers or officers of the Borrower might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement, subject in each case to the applicable terms of this Agreement. The Borrower hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Portfolio Investments, the Equity Securities, the Permitted Investments and this Agreement. Nevertheless, if so requested by the Collateral Manager or a purchaser of any Portfolio Investment, Equity Security or Permitted Investment, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Borrower. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Borrower’s agent and attorney-in-fact shall automatically cease and terminate upon the resignation of the Collateral Manager pursuant to Section 6.10 or any termination and removal of the Collateral Manager pursuant to Section 6.11. Each of the Collateral Manager and the Borrower shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement. The Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Borrower:

(i) select the Portfolio Investments and Permitted Investments to be acquired or originated and select the Portfolio Investments, Equity Securities and Permitted Investments to be sold or otherwise disposed of by the Borrower;

(ii) invest and reinvest the Collateral;

(iii) instruct the Collateral Agent with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Portfolio Investment, Equity Security, Permitted Investment or other assets received in respect thereof by the Borrower;

(iv) perform the investment-related duties and functions (including, without limitation, the furnishing of Funding Notices, Repayment Notices, Reinvestment Notices, Borrowing Base Certificates and other notices and certificates that the Collateral Manager is required to deliver on behalf of the Borrower) as are expressly required to be performed by the Collateral Manager hereunder with regard to acquisitions, sales or other dispositions of Portfolio Investments, Equity Securities, Permitted Investments and other assets permitted to be acquired or sold under, and subject to this Agreement (including any proceeds received by way of Offers, workouts and restructurings on Portfolio Investments or other assets owned by the Borrower) and shall comply with any applicable requirements required to be performed by the Collateral Manager in this Agreement with respect thereto;

(v) negotiate on behalf of the Borrower with prospective originators, sellers or purchasers of Portfolio Investments as to the terms relating to the acquisition, sale or other dispositions thereof;

(vi) subject to any applicable terms of this Agreement, monitor the Collateral on behalf of the Borrower on an ongoing basis and shall provide or cause to be provided to the Borrower copies of all reports, schedules and other data reasonably available to the Collateral Manager that the Borrower is required to prepare and deliver or cause to be prepared and delivered under this Agreement, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Borrower to the parties entitled thereto under this Agreement. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Loans, issuers in respect of the Traded Debt Securities, the Borrower, the Collateral Agent, the Administrative Agent or any Lender) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine provided that no Responsible Officer of the Collateral Manager has knowledge that such information is materially incorrect;

(vii) subject to and in accordance with this Agreement, as agent of the Borrower and on behalf of the Borrower, direct the Collateral Agent to take, or take on behalf of the Borrower, as applicable, any of the following actions with respect to a Portfolio Investment, Equity Security or Permitted Investment:

(1) purchase, originate or otherwise acquire such Portfolio Investment or Permitted Investment;

(2) retain such Portfolio Investment, Equity Security or Permitted Investment;

(3) sell or otherwise dispose of such Portfolio Investment, Equity Security or Permitted Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Borrower) in the open market or otherwise;

(4) if applicable, tender such Portfolio Investment, Equity Security or Permitted Investment;

(5) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(6) retain or dispose of any securities or other property (if other than cash) received by the Borrower;

(7) call or waive any default with respect to any Loan;

(8) vote to accelerate the maturity of any Loan;

(9) participate in a committee or group formed by creditors of an Obligor under a Loan or issuer or obligor of a Traded Debt Security or Permitted Investment;

(10) after the occurrence of the Collection Date, determine in consultation with the Borrower when, in the view of the Collateral Manager, it would be in the best interest of the Borrower to liquidate all or any portion of the Collateral (and, if applicable, after discharge of the Lien of the Collateral Agent in the Collateral under this Agreement) and, subject to the prior approval of the Borrower, execute on behalf of the Borrower any such liquidation or any actions necessary to effectuate any of the foregoing;

(11) advise and assist the Borrower with respect to the valuation of the Portfolio Investments, to the extent required or permitted by this Agreement, and advise and assist the Collateral Manager with respect to the valuation of the Borrower; and

(12) exercise any other rights or remedies with respect to such Portfolio Investment, Equity Security or Permitted Investment as provided in the Underlying Instruments of the Obligor or issuer under such assets or the other documents governing the terms of such assets or take any other action consistent with the terms of this Agreement which the Collateral Manager reasonably determines to be in the best interests of the Borrower.

(viii) the Collateral Manager may, but shall not be obligated to:

(1) retain accounting, tax, legal and other professional services on behalf of the Borrower as may be needed by the Borrower; and/or

(2) consult on behalf of the Borrower with the Collateral Agent, the Administrative Agent and the Lenders at such times as may be reasonably requested thereby in accordance with this Agreement and provide any such Person requesting the same with the information they are then entitled to have in accordance with this Agreement;

(ix) in connection with the purchase of any Portfolio Investment by the Borrower, the Collateral Manager shall prepare, on behalf of the Borrower, the information required to be delivered to the Collateral Agent with respect to such Portfolio Investment, the Administrative Agent, the Controlling Lender or any other Lender pursuant to this Agreement.

(x) prepare and submit claims to, and act as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);

(xi) maintain all necessary records and reports with respect to the Collateral and provide such reports to the Borrower, the Collateral Agent and the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, the Collateral Agent or the Administrative Agent may reasonably request;

(xii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(xiii) promptly deliver to the Borrower, the Administrative Agent or the Collateral Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as such Person may from time to time reasonably request;

(xiv) identify each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower has granted a security interest therein to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement;

(xv) notify the Borrower and the Administrative Agent promptly upon obtaining knowledge of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(xvi) assist the Borrower in maintaining the first priority, perfected security interest (subject to Permitted Liens) of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(xvii) maintain the Loan File(s) with respect to Loans included as part of the Collateral; provided that upon the occurrence of an Event of Default or a Collateral Manager Termination Event, the Administrative Agent may request the Loan File(s) to be sent to the Collateral Agent or its designee;

(xviii) with respect to each Loan included as part of the Collateral, make the applicable Loan File available for inspection by the Borrower or the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours; and

(xix) direct the Collateral Agent to make payments pursuant to the instructions set forth in the latest Payment Date Statement in accordance with Section 2.7 and Section 2.8 and prepare such other reports as required to be prepared by the Collateral Manager pursuant to Section 6.8.

It is acknowledged and agreed that the Borrower possesses only such rights with respect to the enforcement of rights and remedies with respect to the Portfolio Investments and the Underlying Assets and under the Underlying Instruments as have been transferred to the Borrower with respect to the related Portfolio Investment, and therefore, for all purposes under this Agreement, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so.

(b) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Loans, Equity Securities or Permitted Investments, the Collateral Manager shall carry out any reasonable written directions of the Borrower for the purpose of preventing a breach of this Agreement or any other Transaction Document; provided that such directions are not inconsistent with any provision of this Agreement by which the Collateral Manager is bound or Applicable Law.

(c) In providing services hereunder, the Collateral Manager may, without the consent of any party but with prior written notice to each of the Borrower and the Administrative Agent, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Borrower and to perform any of its duties hereunder; provided that such delegation of any of its duties hereunder or performance of services by any other Person shall not relieve the Collateral Manager of any of its duties or liabilities hereunder.

(d) The Collateral Manager assumes no responsibility under this Agreement other than to perform the Collateral Manager’s duties called for hereunder and under the terms of this Agreement applicable to the Collateral Manager, in good faith and, subject to the Collateral Manager Standard, shall not be responsible for any action of the Borrower or the Collateral Agent in following or declining to follow any advice, recommendation or direction of the Collateral Manager.

(e) In performing its duties, the Collateral Manager shall perform its obligations with reasonable care using a similar degree of care, skill and attention as it employs with respect to similar collateral that it manages for itself and its Affiliates having similar investment objectives and restrictions which the Collateral Manager believes to be consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Loans, except as and to the extent expressly provided otherwise in this Agreement (the “Collateral Manager Standard”).

(f) Notwithstanding anything to the contrary contained herein, the exercise by the Collateral Agent, the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager or the Borrower from any of their duties or responsibilities with respect to the Collateral, except that the Collateral Manager’s obligations hereunder shall terminate upon its removal under this Agreement. The Secured Parties, the Administrative Agent and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, other than as provided for herein or in any other Transaction Document, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(g) Nothing in this Section 6.2 or any other obligations of the Collateral Manager under this Agreement shall release, modify, amend or otherwise affect any of the obligations of the Borrower or any other party hereunder.

(h) Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(i) It is hereby acknowledged and agreed that, in addition to acting in its capacity as Collateral Manager pursuant to the terms of this Agreement, KA Credit Advisors, LLC (and its Affiliates), will engage in other business and render other services outside the scope of its capacity as Collateral Manager (including acting as administrative agent or as a lender with respect to Underlying Instruments or as collateral manager to other funds and investment vehicles). It is hereby further acknowledged and agreed that such other activities shall in no way whatsoever alter, amend or modify any of the Collateral Manager’s rights, duties or obligations under the Transaction Documents.

(j) Subject to the provisions of this Agreement and Applicable Law, the Collateral Manager is hereby authorized to effect client cross-transactions in which the Collateral Manager causes the purchase or sale of a Portfolio Investment to be effected between the Borrower and another account advised by the Collateral Manager or any of its Affiliates. In addition, the Collateral Manager is authorized to enter into agency cross-transactions in which the Collateral Manager or any of its Affiliates act as broker for the Borrower and for the other party to the transaction, to the extent permitted under Applicable Law, in which case any such Affiliate will have a potentially conflicting division of loyalties and responsibilities regarding, both parties to the transaction. The Borrower hereby authorizes and consents to such broker engaging in such transactions and acting in such capacities.

(k) The Collateral Manager, subject to and in accordance with the applicable provisions of this Agreement, hereby agrees that it shall cause any transaction relating to the Portfolio Investments, the Equity Securities and the Permitted Investments to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with Applicable Law.

(l) In circumstances where the consent of a Person acting on behalf of the Borrower and independent of the Collateral Manager to the acquisition or sale of a Portfolio Investment, an Equity Security or a Permitted Investment is not obtained, the Collateral Manager will use commercially reasonable efforts to obtain the best execution (but shall have no obligation to obtain the best prices available) for all orders placed with respect to any purchase or sale of any Portfolio Investment, Equity Security or Permitted Investment, in a manner permitted by law and in a manner it believes to be in the best interests of the Borrower, considering all circumstances. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Borrower and may open cash trading accounts with such brokers and dealers (provided that none of the assets of the Borrower may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders placed with respect to the Portfolio Investments with similar orders being made simultaneously for other clients of the Collateral Manager or of Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall not result in an overall economic loss to the Borrower, taking into consideration the availability of purchasers or sellers, the selling or purchase price, brokerage commission or other expenses, as well as the availability of such investments on any other basis. In accounting for such aggregated order price, commissions and other expenses may be apportioned on a weighted average basis. When any purchase or sale of a Portfolio Investment, Equity Security or Permitted Investment occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the clients in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager and, to the extent relevant, Applicable Law.

(m) The Collateral Manager shall not have authority to cause the Borrower to purchase or sell any Collateral from or to the Collateral Manager or any of its Affiliates as principal, or from or to any other account, portfolio or person for which the Collateral Manager or any of its Affiliates serves as investment advisor, unless (i) the terms and conditions thereof are no less favorable to the Borrower as the terms it would obtain in a comparable arm’s length transaction with a non-Affiliate and (ii) the transactions are effected in accordance with all Applicable Laws (including, without limitation, the Advisers Act). To the extent that Applicable Law requires disclosure to and the consent of the Borrower to any purchase or sale transaction on a principal basis with the Collateral Manager or any of its Affiliates, such requirement may be satisfied with respect to the Borrower pursuant to any manner that is permitted pursuant to then Applicable Law.

(n) In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to (i) facilitate the sale of the same asset both for the Borrower and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the Collateral Manager or any Affiliate thereof or (ii) facilitate the acquisition of the same asset both for the Borrower and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the Collateral Manager or any Affiliate thereof, then, in each such case, such purchases or sales will be allocated in a manner believed by the Collateral Manager to be equitable and that is consistent with the Collateral Manager’s obligations hereunder, the Collateral Manager Standard and Applicable Law.

(o) The Borrower and the Lenders acknowledge that the Collateral Manager is an Affiliate of the Borrower and the Equityholder. In certain circumstances, the interests of the Borrower and/or the Lenders with respect to matters as to which the Collateral Manager is advising the Borrower may conflict with the foregoing interests of the Equityholder and the Collateral Manager. The Borrower hereby acknowledges and consents to various potential and actual conflicts of interest that may exist with respect to the Collateral Manager as described above. If the Collateral Manager, in its good faith judgment, determines that a conflict of interest exists, the Collateral Manager will be guided by its good faith judgment as to the best interests of the Borrower and will take such actions as it determines to be necessary or appropriate to ameliorate the conflict. To this end, the Collateral Manager may consult with an independent advisor, and act in accordance with the written instructions thereof, or may seek to resolve the conflict in any other manner that it believes in good faith is permitted or required under Applicable Law.

Section 6.3 Authorization of the Collateral Manager.

(a) Each of the Borrower and the Collateral Agent (acting at the direction of the Controlling Lender) hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the grant by the Borrower to the Collateral Agent for the benefit of the Secured Parties, of a security interest in the Collateral that at all times ranks senior to any other creditor of the Borrower, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. Each of the Borrower and the Collateral Agent, on behalf of the Secured Parties shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to permit the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the prior written consent of the Borrower and the Administrative Agent.

(b) After the declaration of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral and directs the Collateral Manager; provided that the Administrative Agent may, in accordance with Section 5.1(m), notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Collateral Agent or any collection agent, sub-agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent (or the Collateral Agent, acting at the direction of the Controlling Lender) may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

(c) In dealing with the Collateral Manager and its duly appointed agents, none of the Administrative Agent, the Collateral Agent nor any Lender shall be required to inquire as to the authority of the Collateral Manager or any such agent to bind the Borrower.

Section 6.4 Collection of Payments; Accounts.

(a) Collection Efforts. The Collateral Manager will use commercially reasonable efforts consistent with the Collateral Manager Standard to collect or cause to be collected all payments called for under the terms and provisions of the Portfolio Investments included in the Collateral as and when the same become due.

(b) Taxes and other Amounts. To the extent the Borrower is required under the Underlying Instruments to perform such duties, the Collateral Manager will collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument, directing all such payments to be paid to the Collection Account, and direct the Collateral Agent to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c) Payments to Collection Account. On or before the applicable Funding Date, the Borrower or the Collateral Manager, as applicable, shall have instructed all Obligors and paying agents of Agented Loans to make all payments owing to the Borrower in respect of the Collateral directly to the Collection Account in accordance with Section 2.9; provided that neither the Borrower nor the Collateral Manager is required to so instruct any Obligor which is solely a guarantor unless and until the Collateral Manager (on behalf of the Borrower) directly calls on the related guaranty.

(d) Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Agent or any other Securities Intermediary that holds any Cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all Cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Agent or other Securities Intermediary that holds such Financial Asset in such Account.

(e) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower of a security interest to the Collateral Agent, of any Portfolio Investment to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). Each of the Collateral Agent and the Custodian shall hold any Instrument delivered to it evidencing any Portfolio Investment transferred to the Collateral Agent hereunder as custodial agent for the Secured Parties in accordance with the terms of this Agreement.

Section 6.5 Realization Upon Portfolio Investments Subject to an Assigned Value Adjustment Event.

The Collateral Manager will use reasonable efforts consistent with the Underlying Instruments to exercise available remedies, if any, relating to a Portfolio Investment that has become subject to one or more Assigned Value Adjustment Events in order to maximize recoveries thereunder in accordance with the Collateral Manager Standard. Subject to the terms of the Underlying Instruments and the Collateral Manager Standard, the Collateral Manager will comply in all material respects with Applicable Law in exercising such remedies.

Section 6.6 Collateral Manager Compensation.

As compensation for its administrative and management activities hereunder, the Collateral Manager or its designee shall be entitled to receive (but shall be permitted to waive by providing written notice of such waiver to the Collateral Agent at least two (2) Business Days prior to the Payment Date on which such payment is due and payable) the Collateral Management Fee pursuant to the provisions of Sections 2.7 and Section 2.8, as applicable. For the avoidance of doubt, the Collateral Manager may not defer all or any portion of the Collateral Management Fee.

Section 6.7 Expense Reimbursement.

The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Collateral Manager may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Collateral Manager on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.7 and Section 2.8; provided that, to the extent funds are not available for such reimbursement, the Collateral Manager shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Collateral Management Fee.

Section 6.8 Reports; Information.

(a) Obligor Financial Statements; Other Reports. The Collateral Manager will deliver to the Borrower and the Administrative Agent, to the extent received by the Collateral Manager (on behalf of the Borrower) pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Collateral Manager (on behalf of the Borrower) for the periods required by the Underlying Instruments, which delivery shall be made within ten (10) Business Days after receipt by the Borrower or the Collateral Manager (on behalf of the Borrower) as specified in the Underlying Instruments. The Collateral Manager will provide, promptly upon request from the Administrative Agent or the Borrower, such other information received by it from any Obligor as may reasonably be requested with respect to such Obligor.

(b) Amendments to Loans. The Collateral Manager will post on a password protected website maintained by the Collateral Manager to which the Borrower and the Administrative Agent will have access (or otherwise deliver to the Borrower and the Administrative Agent, including, without limitation, by electronic mail) a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan (along with any internal documents prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within ten (10) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(c) Payment Date Reporting. The Collateral Manager shall deliver a Borrowing Base Certificate and a Payment Date Statement, in each case determined as of the day that is four (4) Business Days prior to each Payment Date, and delivered to the Administrative Agent, the Collateral Agent, the Custodian and the Borrower not later than the related Payment Date. Each such Payment Date Statement shall contain instructions to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(d) Certificates; Other Information.

(i) The Collateral Manager on behalf of the Borrower shall furnish to the Borrower and to the Administrative Agent for distribution to each Lender, within ten (10) days after the end of each calendar month and on each Funding Date pursuant to Section 2.2(b)(ii), a Borrowing Base Certificate showing the Borrowing Base as of such date, certified as complete and correct by a Responsible Officer of the Collateral Manager.

(ii) The Collateral Manager will provide the Borrower with a monthly report regarding the Collateral and its activities hereunder in such form as they may mutually agree to be delivered on or prior to the tenth (10th) calendar day of each month (or, if such date is not a Business Day, the immediately following Business Day).

Section 6.9 Annual Statement as to Compliance.

The Collateral Manager will provide to the Borrower and the Administrative Agent, within thirty (30) days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2021, a report signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Collateral Manager Termination Event has occurred or, if any such Collateral Manager Termination Event has occurred, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Termination Event.

Section 6.10 The Collateral Manager Not to Resign.

The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s good faith determination in consultation with legal counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. In connection with any such determination permitting the resignation of the Collateral Manager, the Collateral Manager shall deliver to the Administrative Agent and the Borrower a description of the circumstances giving rise to such determination.

Section 6.11 Collateral Manager Termination Events.

Upon the occurrence of a Collateral Manager Termination Event, notwithstanding anything herein to the contrary, the Controlling Lender, by written notice to the Collateral Manager with a copy to the Borrower, the Collateral Agent and each other Lender (such notice, a “Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as “Collateral Manager” under this Agreement. Each Collateral Manager Termination Notice shall designate the replacement Collateral Manager, who shall be selected by the Controlling Lender in its sole discretion. Until a Collateral Manager Termination Notice is delivered as set forth above, the Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1, (ii) as requested by the Administrative Agent in its sole discretion (A) terminate some or all of its activities as Collateral Manager hereunder, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof, and (iii) retain its rights to all fees and reimbursements, including the Collateral Manager Fee, so long as the Collateral Manager is continuing to act in such capacity.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.1 Designation of Collateral Agent.

(a) Initial Collateral Agent. The role of Collateral Agent hereunder and under the other Transaction Documents to which the Collateral Agent is a party shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give U.S. Bank a Collateral Agent Termination Notice, U.S. Bank is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon either (i) the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent pursuant to the provisions of Section 7.5, or (ii) the resignation of the Collateral Agent pursuant to and in accordance with Section 7.7, and in each case the designation of a successor Collateral Agent, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Section 7.2 Duties of Collateral Agent.

(a) Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Agent shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under this Agreement or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under this Agreement.

(b) Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5 or resignation pursuant to and in accordance with Section 7.7, the Collateral Agent shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i) [Reserved].

(ii) [Reserved].

(iii) [Reserved].

(iv) [Reserved].

(v) [Reserved].

(vi) The Collateral Agent shall calculate the amounts to be provided in each Payment Date Statement as of the close of business on the day that is four (4) Business Days prior to the applicable Payment Date, and deliver such calculations to the Borrower and the Collateral Manager (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Collateral Manager) for the Collateral Manager’s (or Administrative Agent’s, as applicable) review no later than two (2) Business Days prior to such Payment Date. Upon the approval (which may be by email) by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent), the Payment Date Statement shall constitute instructions by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(vii) The Collateral Agent shall make payments in accordance with Section 2.7 and Section 2.8 and as otherwise expressly provided under this Agreement (the “Payment Duties”).

(viii) The Administrative Agent and each other Secured Party further authorizes the Collateral Agent (acting at the direction of the Administrative Agent) to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this clause shall be deemed to relieve the Borrower or the Collateral Manager of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral.

(ix) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Agent does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(x) The Collateral Agent shall create a collateral database with respect to the Collateral based on information received from the Borrower, the Collateral Manager, the Administrative Agent, Obligors and other third party sources (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower as may be reasonably required by the Collateral Agent.

(xi) The Collateral Agent shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions as of the close of business on the preceding Business Day.

(xii) The Collateral Agent shall provide such other information with respect to the Collateral contained within the Collateral Database or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time.

(xiii) The Collateral Agent shall notify the Borrower, the Collateral Manager and the Administrative Agent upon a Responsible Officer of the Collateral Agent receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral.

(xiv) In performing its duties, (A) the Collateral Agent shall comply with the standard of care set forth in Section 7.6(c) and the express terms of the Transaction Documents and (B) all calculations made by the Collateral Agent pursuant to this Section 7.2(b) using information that is not routinely maintained by the Collateral Agent, including EBITDA, Assigned Value and Unrestricted Cash of any Obligor shall be made using such amounts as provided by the Administrative Agent, Controlling Lender, Borrower or the Collateral Manager to the Collateral Agent.

(xv) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided, further, that the Collateral Agent shall not be required to take any such action hereunder if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or other Transaction Document or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received an indemnity reasonably satisfactory to it with respect thereto).

(xvi) Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person, including the Collateral Manager or the Borrower.

(xvii) Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Securities Account Control Agreement. For the avoidance of doubt, all the Collateral Agent’s rights, benefits, protections, indemnities and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Securities Account Control Agreement in such capacity.

Section 7.3 Merger or Consolidation.

Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent under the Transaction Documents (and shall be deemed to have expressly assumed all obligations of the Collateral Agent under the Transaction Documents) without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under the Transaction Documents.

Section 7.4 Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to a Collateral Agent Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Collateral Agent’s entitlement to receive the Collateral Agent Fee shall cease on the earlier to occur of: (i) its removal as Collateral Agent and the appointment of a successor Collateral Agent pursuant to Section 7.5 or (ii) the termination of this Agreement; provided, however, that the Collateral Agent shall be entitled to receive any accrued and unpaid Collateral Agent Fees due and owing to it at the time of such removal or termination.

Section 7.5 Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ written notice given in writing to the Collateral Agent and the Lenders (the “Collateral Agent Termination Notice”); provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred) and the Borrower (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion has been appointed and has agreed to act as Collateral Agent hereunder in full compliance with the requirements of Section 5.5(d), and has received all Underlying Instruments held by the previous Collateral Agent. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 7.6 Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate (including any Officer’s Certificate of the Collateral Manager or the Borrower), instrument, opinion, notice, letter, facsimile, electronic communication or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (to the extent applicable) the Collateral Manager or (b) the verbal instructions of the Administrative Agent or (to the extent applicable) the Collateral Manager. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent receives written or email notice of such matter.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Collateral Manager or the Borrower, shall not be responsible for any action or omission of the Administrative Agent, the Lenders, the Collateral Manager, the Borrower or any Lender and, absent written notice to a Responsible Officer of the Collateral Agent, shall be entitled to assume that such person is in compliance with its obligations under this Agreement or any other document related to this transaction.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder or under the other Transaction Documents.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing or overseeing the performance of or assuming any liability for the obligations of the other parties hereto, the other Transaction Documents or Underlying Instruments, or any parties to the Collateral.

(h) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for any actions or omissions of any such agents or attorneys appointed with due care by it hereunder.

(i) The Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services).

(j) In no event shall the Collateral Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution in value) even if the Collateral Agent has been advised of the likelihood of such damages and regardless of the form of such action.

(k) The Collateral Agent shall have no responsibility and shall have no liability for (i) preparing, recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection (other than any possession of possessory collateral) of any security interest granted to it hereunder or otherwise or (iv) the validity or perfection (other than any possession of possessory collateral) of any such lien or security interest.

(l) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, electronic communication, note or other paper or document, but the Collateral Agent, in its discretion, may, and upon the written direction of the Administrative Agent shall, make such further inquiry or investigation into such facts or matters as it shall be directed, and the Collateral Agent shall be entitled, on not less than five (5) Business Days’ prior notice to the Borrower and the Collateral Manager, to examine the books and records relating to the Advances and the Loans, personally or by agent or attorney, at a mutually agreed time during the Borrower’s or the Collateral Manager’s normal business hours; provided that prior to the occurrence of an Event of Default that has not been cured, waived or rescinded, such examination shall not occur more than twice in any twelve month period.

(m) The Collateral Agent shall (i) not have any obligation to determine if a Loan meets the criteria specified in the definition of Eligible Loan, (ii) have no discretion to select or make investments but shall be entitled to solely rely upon the investment directions of the Bor-rower (or the Collateral Manager on behalf of the Borrower) and (iii) have no duty or liability to independently confirm or determine whether any investment made hereunder qualifies as a Permitted Investment.

(n) The Collateral Agent shall not be liable for the actions or omissions of the Col-lateral Manager, the Borrower or the Administrative Agent and the Collateral Agent shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof, or, other than as expressly set forth herein, to verify or independently deter-mine the accuracy of information received by it from the Collateral Manager (or from any sell-ing institution, agent bank, trustee or similar source) with respect to the Collateral.

(o) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for (x) as expressly set forth herein and (y) the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(p) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(q) The Collateral Agent and its respective affiliates, directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation of the Borrower, the Collateral Manager, the Administrative Agent or any Lender made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Borrower or the Collateral Manager or to inspect the property (including the books and records) of any of the Borrower or the Collateral Manager; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Transaction Documents or any other instrument or writing furnished by the Borrower, the Collateral Manager, the Administrative Agent or any Lender in connection herewith. Other than as expressly set forth herein, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on any related Loan or any other Collateral under any circumstances, including if payment is refused after due demand upon such Obligor.

(r) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(s) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Banking Laws”), the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Banking Laws.

Section 7.7 Resignation of the Collateral Agent.

The Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Agent’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Agent could take to make the performance of its duties hereunder permissible under Applicable Law. No such resignation shall become effective until a successor Collateral Agent acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred) and the Borrower (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion shall have assumed the responsibilities and obligations of the Collateral Agent hereunder, which Collateral Agent satisfies all requirements of Section 5.5(d). If no such successor is appointed within 90 days after the delivery of written notice, the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 7.8 [Reserved].

Section 7.9 [Reserved].

Section 7.10 Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a) The Collateral Manager, the Borrower and the Collateral Agent shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation in the possession of such Persons regarding the Collateral including in such cases where the Administrative Agent may direct the Collateral Agent in connection with the enforcement of the rights or interests of the Collateral Agent hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s, the Borrower’s and Collateral Agent’s normal security and confidentiality procedures. Periodically, at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b) Without limiting the foregoing provisions of Section 7.10(a), from time to time on request of the Administrative Agent, the Collateral Agent shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral. Up to two (2) such reviews per fiscal year shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Borrower.

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Grant of Security Interest.

(a) This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Closing Date to the Collateral Agent for the benefit of the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral (other than any Collateral which constitutes Margin Stock), whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any obligation or duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option and at the direction of the Administrative Agent, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Collateral Agent, including fees and expenses of its attorneys and agents, incurred in connection with such performance or compliance, together with interest thereon at the rate per annum applicable to Advances, shall be payable by the Borrower to the Collateral Agent in accordance with Sections 2.7 and 2.8 and shall constitute Obligations secured hereby.

(b) The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Collateral Agent of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent on behalf of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) the Collateral Agent shall not have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Notwithstanding anything to the contrary, the Lenders, the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent (acting at the direction of the Controlling Lender) and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Advance as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

Section 8.2 Release of Lien on Collateral.

(a) At the same time as (i) any Portfolio Investment expires by its terms or is prepaid in full and all amounts in respect thereof have been paid in full by the related Obligor or issuer and deposited in the Collection Account or (ii) any Portfolio Investment has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.15 or has been sold pursuant to Section 9.2, the Collateral Agent, as agent for the Secured Parties will, to the extent requested by the Collateral Manager or the Borrower, release its interest in such Collateral. In connection with any release of such Collateral, the Collateral Agent and, with respect to the Required Loan Documents, the Custodian, on behalf of the Secured Parties, will upon receipt into the Collection Account of the Proceeds of any such sale, payment in full or prepayment in full of a Portfolio Investment, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as such Person may reasonably request in order to effect the release and transfer of such Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the applicable portion of the Collateral to be released and delivered to or at the direction of the Borrower such portion of the Collateral to be so released; provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release, sale, transfer and/or assignment. Nothing in this Section shall diminish the Collateral Manager’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such sale.

(b) On the Collection Date, the Collateral Agent, on behalf of the Secured Parties, will release the security interest in the Collateral created hereby, which release shall occur simultaneously with receipt in the Collection Account of the payoff amount specified in a payoff letter signed by the Administrative Agent. Upon request of the Borrower to the Collateral Agent and to the Administrative Agent, the Collateral Agent shall promptly provide to the Borrower and the Administrative Agent a computation of all amounts owing to the Collateral Agent, the Securities Intermediary and the Custodian as of the anticipated Collection Date and the Administrative Agent shall promptly provide to the Borrower, with a copy to the Collateral Agent, a computation of all amounts owing to the Administrative Agent and the Lenders as of the anticipated Collection Date. In connection with such release of the Collateral, the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release of the Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower or the Collateral Manager (on behalf of the Borrower) and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the Collateral (including, without limitation, delivering a Termination Notice (as defined in the Securities Account Control

Agreement) in respect of the Securities Account Control Agreement); provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release. In connection with such release, the Custodian shall deliver any Required Loan Documents as provided in Section 13.5 below.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default.

The following events shall be Events of Default (“Events of Default”) hereunder:

(a) (i) other than as set forth in the following clause (a)(ii), the Collateral Manager (under Section 10.2) fails to make any payment in excess of $500,000 or the Borrower fails to make any payment, in each case, when due under any Transaction Document, and such failure is not cured within two (2) Business Days of the day such payment is required to be made or (ii) the Borrower fails to repay the outstanding Obligations in full on the Termination Date or the Facility Scheduled Maturity Date; or

(b) the Borrower, the Equityholder or the Collateral Manager defaults in making any payment required to be made under an agreement for borrowed money owing by it (other than, in the case of the Borrower, this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (i) with respect to the Borrower, zero, (ii) with respect to the Collateral Manager, $1,000,000 or (iii) with respect to the Equityholder, $10,000,000 and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(c) any failure on the part of the Borrower, the Equityholder or the Collateral Manager to duly observe or perform in any material respect any other covenants or agreements of such Person (other than those specifically addressed by a separate Event of Default), as applicable, set forth in this Agreement or the other Transaction Documents to which such Person is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof; or

(d) the occurrence of an Insolvency Event relating to the Borrower, the Collateral Manager, or the Equityholder; or

(e) the occurrence of a Collateral Manager Termination Event; or

(f) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate against (i) with respect to the Borrower, $100,000, (ii) with respect to the Collateral Manager, $5,000,000 or (iii) with respect to the Equityholder, $10,000,000, in each case, net of any expected insurance coverage of such judgments, and such Person, as applicable, shall not (1) have had any such judgment, decree or order dismissed, or (2) have perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(g) the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of each Lender in their respective sole discretion; or

(h) the Borrower, the Equityholder or the Collateral Manager shall have made payments (other than payments made on behalf of such Person from insurance proceeds of such Person) individually or in the aggregate in excess of $25,000,000 (or $100,000 with respect to the Borrower) in settlement of any litigation claim or dispute; or

(i) the Borrower or the Collateral Manager fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, and such failure is not cured within three (3) Business Days; or

(j) any Transaction Document (or any material provision thereof), or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Collateral Manager; or

(k) the Borrower, the Collateral Manager or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or

(l) the Borrower ceases to have a valid ownership interest in a material portion of the Collateral (subject to Permitted Liens) or the Collateral Agent shall fail to have a first priority perfected security interest in any part of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(m) the existence of a Borrowing Base Deficiency which continues unremedied for (i) if (x) such Borrowing Base Deficiency was caused by the occurrence of an Assigned Value Adjustment Event, and (y) no Material Modification specified in clause (f) of the definition thereof occurred within five (5) Business Days of the occurrence of such Borrowing Base Deficiency, ten (10) Business Days or (ii) otherwise, three (3) Business Days; or

(n) the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act; or

(o) (x) the Internal Revenue Service or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Equityholder and such Lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower or the Equityholder and such lien shall not have been released within five (5) Business Days, or (y) an ERISA Event shall occur that would reasonably be expected to constitute a Material Adverse Effect; or

(p) any representation, warranty or certification made or deemed made by the Borrower in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made and the same continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires actual knowledge thereof; or

(q) a Change of Control of the Borrower; or

(r) the Borrower makes a Material Modification of the type set forth in clauses (c) and (f) of the definition thereof to a Loan without the prior written consent of the Administrative Agent; or

(s) (i) failure of the Borrower to maintain at least one Independent Manager for more than seven days; provided, that no vote for a “Material Action” (as defined in the limited liability company agreement of the Borrower) shall be held until a new Independent Manager is appointed, (ii) the removal of any Independent Manager of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of the Borrower or (iii) an Independent Manager of the Borrower which is not provided by a nationally recognized service reasonably acceptable to the Administrative Agent shall be appointed without the consent of the Administrative Agent.

Section 9.2 Remedies.

(a) Upon the occurrence of an Event of Default, the Collateral Agent shall, at the written direction of the Controlling Lender and by notice to the Borrower, declare the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower); provided that, in the case of any event involving the Borrower described in Section 9.1(d), all of the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b) On and after the declaration or occurrence of the Termination Date, the Collateral Agent, for the benefit of the Secured Parties, shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Collateral Agent and the Secured Parties under this Agreement, the other Transaction Documents or other Applicable Law, all rights and remedies of a secured party upon default provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. Without limiting the generality of the foregoing, but subject to Section 9.2(c), the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Collateral Agent’s name or the name of any Secured Party or its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under Applicable Law. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Collateral Agent, forthwith, (i) assemble all or any part of the Collateral as directed by the Collateral Agent and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent, whether at the Borrower’s premises or elsewhere, and (ii) without notice except as specified below, sell the Collateral or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Collateral Agent at the direction of the Controlling Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable and proper notification. All cash Proceeds received by the Collateral Agent on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to Section 2.8. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by the Collateral Agent or any other Secured Party of any of its rights hereunder. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

(c) In connection with the sale of the Collateral following a declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), the Equityholder or any Affiliates thereof shall have the right to purchase any or all of the Loans in the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Equityholder or any Affiliates thereof fail to exercise this purchase right within three (3) Business Days following the declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), then such contractual rights shall be irrevocably forfeited by the Equityholder and Affiliates thereof, but nothing herein shall prevent the Equityholder or its Affiliates from bidding at any sale of such Collateral.

Section 9.3 Collateral Agent Shall Enforce Claims.

All rights of action and claims under this Agreement or any other Transaction Document shall be prosecuted and enforced by the Collateral Agent, at the direction of the Controlling Lender, in any legal or equitable proceeding, judicial or otherwise, relating thereto, and any such proceeding instituted by the Collateral Agent shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 2.8.

Section 9.4 Application of Cash Collected.

Any Cash collected by the Collateral Agent with respect to the Obligations pursuant to this Article IX and any Cash that may then be held or thereafter received by the Collateral Agent with respect to the Obligations hereunder shall be applied in accordance with Section 2.8, at the date or dates fixed by the Collateral Agent; provided, that (a) subject to clause (b), no such date may be fixed by the Collateral Agent unless the Collateral Agent has given the Borrower no fewer than two (2) Business Days’ prior written notice of such date, which notice shall set forth in reasonable detail the expected applications of Cash on such date and (b) no failure by the Collateral Agent to deliver the notice required pursuant to the foregoing clause (a) will affect the application of funds in the Collection Accounts pursuant to Section 2.8 on the next succeeding Payment Date.

Section 9.5 Rights of Action.

Notwithstanding any other provision of this Agreement (other than Section 12.10) or in any other Transaction Document, the Controlling Lender shall have the right to direct the Collateral Agent to institute any proceedings, judicial or otherwise, with respect to any Transaction Document, or for the appointment of a separate receiver or trustee, or for any other remedy hereunder. The Collateral Agent shall only institute proceedings and exercise remedies hereunder at the direction of the Controlling Lender (which the Collateral Agent shall implement without delay) and, in taking any action as so directed, shall have the right to indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; provided, that the Collateral Agent shall not be required to take any such action hereunder or under any other Transaction Document (including, for the avoidance of doubt, with respect to any mandatory repurchase under the Borrower Purchase Agreement) if the taking of such action, in the reasonable determination of the Collateral Agent, shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or other Transaction Document.

Section 9.6 Unconditional Rights of Lenders to Receive Principal and Interest.

(a) Notwithstanding any other provision in this Agreement, each Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Obligations as such principal and interest become due and payable in accordance with the terms hereof and, subject to the provisions of Section 9.5, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

(b) If collections in respect of the Collateral are insufficient to make payments due in respect of the Obligations, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Sections 2.7 and 2.8, and the obligations of the Borrower to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 9.7 Restoration of Rights and Remedies.

If the Collateral Agent or any Lender has instituted any judicial proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent or to such Lender, then and in every such case the Borrower, the Collateral Agent and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.

Section 9.8 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Collateral Agent or to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.9 Delay or Omission Not Waiver.

No delay or omission of the Collateral Agent or of any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 9.9 or by law to the Collateral Agent or to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the Lenders, as the case may be.

Section 9.10 Waiver of Stay or Extension Laws.

The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.11 Power of Attorney.

The Borrower hereby irrevocably appoints the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement after the occurrence and during the continuance of a Default or an Event of Default, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. For the avoidance of doubt, the power of attorney granted by the Borrower pursuant to this Section 9.11 supersedes any other power of attorney or similar rights granted by the Borrower to any other party (including, without limitation, the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement; provided that, the Collateral Manager may continue to exercise its rights under this Agreement until the Collateral Manager has received notice of the Collateral Agent’s exercise of its power of attorney hereunder.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Borrower.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Secured Parties and the Independent Manager and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, (whether brought by or involving the Borrower or any third party), liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party or any of them arising out of or as a result of this Agreement (including the enforcement of any provision hereof) or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party. If the Borrower has made any indemnity payment pursuant to this Section 10.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party) relating to or resulting from:

(i) any representation or warranty made or deemed made by the Borrower, the Collateral Manager (on behalf of the Borrower) or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure of any Loan or Traded Debt Security acquired or originated on the Closing Date to be an Eligible Investment as of the Closing Date and the failure of any Loan or Traded Debt Security acquired or originated after the Closing Date to be an Eligible Investment on the related Funding Date;

(iii) the failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iv) the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority, perfected security interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Advance or at any time thereafter;

(v) the failure to maintain, as of the close of business on each Business Day prior to the Termination Date or the Facility Scheduled Maturity Date, an amount of Advances Outstanding that is less than or equal to the Borrowing Base on such Business Day;

(vi) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(viii) any failure of the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its respective duties under any Collateral;

(ix) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice or business activity report or any similar report;

(x) any action taken by the Borrower or the Collateral Manager (on behalf of the Borrower) in the enforcement or collection of any Collateral;

(xi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;

(xii) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(xiii) any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid;

(xiv) except with respect to funds held in the Collection Account, the commingling of Collections on the Collateral at any time with other funds;

(xv) any investigation, litigation or proceeding related to this Agreement (including the enforcement of any provision hereof) or the use of proceeds of Advances or the security interest in the Collateral;

(xvi) any failure by the Borrower to give reasonably equivalent value to any applicable third party transferor, in consideration for the transfer by such third party to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvii) the use of the proceeds of any Advance in a manner other than as provided in this Agreement; or

(xviii) the failure of the Borrower or any of its agents or representatives to remit to the Collateral Manager (on behalf of the Borrower) or the Collateral Agent, Collections on the Collateral remitted to the Borrower, the Collateral Manager (on behalf of the Borrower) or any such agent or representative as provided in this Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the applicable Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c) If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d) The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager, the Custodian or the Collateral Agent and the termination of this Agreement.

Section 10.2 Indemnities by the Collateral Manager.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, the Borrower, and their respective managers, officers, directors, employees and agents (collectively, the “Collateral Manager Indemnified Parties”) forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Collateral Manager Indemnified Party by reason of any acts or omissions of the Collateral Manager arising out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party, including, but not limited to (i) any representation or warranty made by the Collateral Manager under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Collateral Manager pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Collateral Manager to comply with any Applicable Law, (iii) the failure of the Collateral Manager to comply with its duties or obligations in accordance with this Agreement, (iv) any gross negligence, willful misconduct, bad faith or fraud on the part of the Collateral Manager or (v) any litigation, proceedings or investigation against the Collateral Manager in connection with any Transaction Document or its role as Collateral Manager hereunder solely to the extent arising from the Collateral Manager’s breach of its obligations and duties under this Agreement or any other Transaction Document to which it is a party excluding, however, any Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Collateral Manager Indemnified Party. The provisions of this indemnity shall run directly to and be enforceable by a Collateral Manager Indemnified Party subject to the limitations hereof; provided that the indemnification of the Borrower and its respective managers, officers, directors, employees and agents shall be in all respects junior and subordinate to the indemnification of the Indemnified Parties and their respective managers, officers, directors, employees and agents.

(b) Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the applicable Collateral Manager Indemnified Party within five (5) Business Days following receipt by the Collateral Manager of the Administrative Agent’s written demand therefor.

(c) For the avoidance of doubt, the Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

(d) The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent, the Custodian or the Collateral Agent and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

Section 10.3 After-Tax Basis.

Indemnification under Section 10.1, Section 10.2 and Section 12.9 shall be on an after-Tax basis.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Agent) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. To the extent not delivered or required to be delivered to the Lenders by the Borrower or the Collateral Manager hereunder or the other Transaction Documents, the Administrative Agent shall furnish to the Lenders, promptly upon the Administrative Agent’s receipt of the same, copies of all notices, certificates and other information delivered to the Administrative Agent under the Transaction Documents.

Section 11.2 Standard of Care.

The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 11.3 Administrative Agent’s Reliance, etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Collateral Manager), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any of the Borrower, the Collateral Manager or the Equityholder or to inspect the property (including the books and records) of any of the Borrower, the Collateral Manager, or the Equityholder; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.4 Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, or, for the avoidance of doubt, the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5 Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any reasonable out-of-pocket expenses (including fees of one outside counsel in each applicable jurisdiction) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

Section 11.6 Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least fifteen (15) days’ written notice thereof to each Lender and the Borrower. Upon any such resignation, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld. Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000, (ii) a Lender or (iii) an Affiliate of such a bank or Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring

Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.7 Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 2:00 p.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent, the Collateral Manager and the Required Lenders (with written notice to the Collateral Agent and the Custodian); provided that no amendment, waiver or consent shall:

(a) increase the Commitment of any Lender without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d) change Section 2.7, Section 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f) consent to the assignment or transfer by the Borrower or the Collateral Manager of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g) make any modification to the definition of “Borrowing Base” or “Adjusted Borrowing Value”, in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender; or

(h) release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

provided, further, that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights, duties or obligations of the Collateral Agent or the Custodian under this Agreement or any other Transaction Document shall be effective without the written agreement of the Collateral Agent or the Custodian, as applicable, (iii) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender and (iv) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent, the Collateral Manager and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given.

Section 12.2 Notices, etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt.

Section 12.3 Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4 No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5 Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the other Secured Parties and their respective successors and permitted assigns. Each Collateral Manager Indemnified Party and each Indemnified Party shall be an express third-party beneficiary of this Agreement to the extent set forth herein. Notwithstanding anything to the contrary herein, the Collateral Manager may not assign any of its rights or obligations hereunder by virtue of any change of control considered an “assignment” within the meaning of Section 202(a)(1) of the Advisers Act without the prior written consent of the Administrative Agent and the Borrower.

Section 12.6 Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Collateral Manager pursuant to Articles IV and V, and the provisions of Article X, Section 2.14, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive (i) any termination of this Agreement and the occurrence of the Collection Date and (ii) with respect to the rights and remedies of the Lenders under Article X, any sale by the Lenders of the Obligations hereunder.

Section 12.7 Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.8 Consent to Jurisdiction; Waiver of Objection to Venue; Waivers.

Each of the Collateral Manager, the Borrower, the Lenders, the Administrative Agent, the Custodian and the Collateral Agent hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) other than the Collateral Agent and the Custodian, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to such applicable Person;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9    Costs and Expenses.

(a) In addition to (and without duplication of) the rights of indemnification granted to the Indemnified Parties under Article X hereof and amounts payable pursuant to Section 2.11, the Borrower agrees to pay on the next Payment Date all reasonable invoiced out-of-pocket costs and expenses of the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing, to the extent required to be paid by the Borrower pursuant to this Agreement), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable invoiced fees and out-of-pocket expenses of one external counsel for each Secured Party in each applicable jurisdiction with respect thereto and with respect to advising the Administrative Agent, the Collateral Agent and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable invoiced out-of-pocket costs and expenses, if any (including reasonable invoiced counsel fees and expenses of one external counsel in each applicable jurisdiction for each Secured Party), incurred by the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay on the Payment Date following receipt of a request therefor, all other reasonable out-of-pocket costs and expenses that have been invoiced at least two (2) Business Days prior to such Payment Date and incurred by the Administrative Agent and the Secured Parties, in each case in connection with periodic audits of the Borrower’s books and records on two (2) occasions per fiscal year.

Section 12.10 No Proceedings.

Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period.

Section 12.11 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company obligations of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager, or any of them, for breaches by the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Borrower or the Collateral Manager to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Collateral Manager or any other Person against the Administrative Agent, the Collateral Agent, the Custodian and the other Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower against the Collateral Manager or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(d) Notwithstanding any contrary provision set forth herein, no claim may be made by the Collateral Manager against the Borrower or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(e) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(f) U.S. Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Agreement or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to U.S. Bank an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give U.S. Bank email or facsimile instructions (or instructions by a similar electronic method) and U.S. Bank in its discretion elects to act upon such instructions, U.S. Bank’s reasonable understanding of such instructions shall be deemed controlling. U.S. Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from U.S. Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to U.S. Bank, including without limitation the risk of U.S. Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(g) The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12 Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a) The Borrower shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower (or the Collateral Manager on the Borrower’s behalf) shall deliver to the Administrative Agent and the Collateral Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recoding, registration or filing. The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b) The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c) If the Borrower or the Collateral Manager fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statements referred to in Section 3.1(j) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to each such financing statement (with a copy to the Collateral Agent).

Section 12.13 Confidentiality.

(a) Each of the Administrative Agent, the Secured Parties, the Collateral Agent, the Borrower and the Collateral Manager shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Collateral, the business and beneficial ownership of the Borrower and the Collateral Manager hereto and their respective businesses and its Affiliates and any Obligor obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, rating agencies, potential investors or other agents, engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements) shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law, and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Termination Events, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, each of the Borrower and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Manager, the Collateral Agent or the other Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Agent and the other Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof and to use such information solely for the purposes of the transactions contemplated by this Agreement, or (iii) by the Administrative Agent, and the Secured Parties to S&P or Moody’s, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, and the Collateral Manager may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known other than through a breach of these confidentiality provisions; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Administrative Agent’s, the Secured Parties’, the Collateral Agent’s, the Collateral Manager’s or the Borrower’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Agent, the Collateral Manager or the Borrower or an officer, director, employee, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or, to the extent information with respect to the Collateral Manager is included therein, the Collateral Manager, (E) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Agent, the Custodian or the Collateral Manager having a need to know the same, (F) to any Person whose consent is required or to whom notice is required to be given in connection with the Borrower’s acquisition or disposition of any Loan or any assignment thereof, or (G) to any Person when required for USA Patriot Act or other “know your customer” purposes, provided that the Collateral Agent, the Custodian or the Collateral Manager, as applicable, advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager, as applicable.

(d) Notwithstanding any other provision of this Agreement, each of the Borrower and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Agent, the Custodian and/or the other Secured Parties, for such period of time as such Person determines is reasonable (i) any information that such Person reasonably believes to be in the nature of trade secrets and (ii) any other information that such Person or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.

(e) Each of the Administrative Agent, the Secured Parties and the Collateral Agent will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.14 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by email or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.15 Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16 Assignments by the Lenders.

(a) Each Lender may, with the prior written consent of the Borrower (such consent not to be (x) unreasonably withheld, conditioned or delayed or (y) required if an Event of Default has occurred), at any time assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof) to any Person; provided that, (i) unless an Event of Default has occurred, no transfer of any Advance (or any portion thereof) shall be made unless the transferee has either a long-term unsecured debt rating of “Baa2” or above from Moody’s or “BBB” or above from S&P, (ii) unless an Event of Default has occurred, no such transfer may be made to any Kayne Competitor without the prior written consent of the Collateral Manager, (iii) the consent of the Borrower is not required for any assignment (x) to any Affiliate of a Lender or (y) required by any change in Applicable law and (iv) in the case of an assignment of any Commitment (or any portion thereof), any Advance (or any portion thereof) the assignee executes and delivers to the Collateral Manager, the Borrower the Administrative Agent and the Collateral Agent a fully executed Joinder Supplement substantially in the form of Exhibit H hereto; provided, further, Delaware Life, as a Lender, hereby agrees (i) unless an Event of Default or a Regulatory Event has occurred or it is otherwise required on advice of internal or external counsel to sell any or all of its Commitments by Applicable Law or any regulatory authority, it shall not assign an amount equal to or greater than 50% of its then current aggregate unused Commitments to entities other than its Affiliates and (ii) if it assigns an amount equal to or greater than 50% of its then current aggregate unused Commitments to entities other than its Affiliates following (A) advice of internal or external counsel that it is required to sell any or all of its Commitments by Applicable Law or any regulatory authority or (B) the occurrence of any other Regulatory Event, then it shall provide the Collateral Manager with five (5) Business Days’ prior written notice of such assignment or sale (or, in the case of any other Regulatory Event in (B), twenty (20) days’ prior written notice). Each Lender hereby represents and warrants that it is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the 1940 Act. The parties to any such assignment or sale of a participation interest shall execute and deliver to such Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien (except Permitted Liens) to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, Delaware Life shall not need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person.

(b) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Collateral Manager the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, the Collateral Manager, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) The Borrower agrees that each participant pursuant to Section 12.16(a) shall be entitled to the benefits of Section 2.12 and Section 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.12(g) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.12 or Section 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the participating Lender or such participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.12(g) with respect to the applicable participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of the applicable participants and the principal amounts (and stated interest) of each such participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Notwithstanding the foregoing provisions of this Section 12.16 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Advances or Commitments as collateral security to the Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

Section 12.17 Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18 Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

Section 12.19 Electronic Signatures.

The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including E-SIGN, ESRA, or any other similar state laws based on the Uniform Electronic Transactions Act. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent, the Custodian and the Securities Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to reasonably rely on any such electronic signature without any liability with respect thereto.

Section 12.20 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Collateral Manager, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances, Loans or Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, Loans, Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, Loans, Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, Loans, Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Collateral Manager, that:

(i) none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, Loans, Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, Loans, Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Advances, Loans, Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Advances, Loans, Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, Loans, Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances for an amount less than the amount being paid for an interest in the Advances, Loans, Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Transaction Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 12.21 Cooperation with Collateral Agent and Collateral Manager.

The Administrative Agent and each of the Lenders agree to provide to the Collateral Agent or to the Collateral Manager, as applicable, such information that the Collateral Agent or the Collateral Manager may reasonably request from time to time in connection with the preparation and delivery of any reports required pursuant to this Agreement or in connection with the performance of their other duties under this Agreement or any other Transaction Document; provided that the Administrative Agent and each Lender shall not be required to assume any undue burden or incur any undue expense in connection with this Section 12.21.

ARTICLE XIII

THE CUSTODIAN

Section 13.1 Designation of Custodian.

The role of Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Custodian hereunder from time to time in accordance with this Section 13.1. U.S. Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Custodian pursuant to the terms hereof.

Section 13.2 Duties of the Custodian.

(a) Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Custodian to act as its agent and hereby authorize the Custodian to take such actions on its behalf and to perform such duties as are expressly stated to be performed by the Custodian by this Agreement, including to accept and to hold the Required Loan Documents as provided herein, subject to the provisions hereof. The Custodian hereby accepts such appointment and agrees to perform the duties and obligations of the Custodian pursuant to the terms hereof.

(b) Duties. Until its removal pursuant to Section 13.9, the Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i) The Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to and in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. With respect to each delivery of Required Loan Documents, the Borrower shall provide or cause to be provided a related Loan Checklist to the Custodian with respect to such Required Loan Documents that are being delivered.

(ii) Within ten (10) Business Days of its receipt of any Required Loan Documents and the related Loan Checklist, the Custodian shall review the Required Loan Documents delivered to it (as identified on the related Loan Checklist) to confirm that (A) the Obligor name matches the Obligor name identified on the Loan Checklist, (B) such Required Loan Documents have been executed by each party thereto and appear to have no missing or mutilated pages, (C) each item listed in the Loan Checklist has been provided to the Custodian and (D) the related Outstanding Balance (based on a comparison to the note or assignment agreement, as applicable) matches the Outstanding Balance listed on the related Loan Checklist (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Custodian, in connection with each delivery of Required Loan Documents hereunder to the Custodian, the Collateral Manager shall provide to the Custodian an electronic copy (in EXCEL or a comparable format acceptable to the Custodian, as applicable) of the related Loan Checklist that contains a list of the Loans, all related Required Loan Documents and whether they require original signatures, the Loan identification number, the Outstanding Balance of such Loan and the name of the Obligor with respect to each related Loan identified on such schedule. Notwithstanding anything herein to the contrary, the Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist. At the conclusion of such review, the Custodian shall provide the Collateral Manager, the Administrative Agent and the Borrower (with a copy to the Collateral Agent) a report in the form attached hereto as Exhibit L identifying each Loan for which it holds Required Loan Documents and the variances to the Review Criteria (the “Custodian Report”), which shall include (i) any discrepancies related to the Outstanding Balance of the Loans with respect to which it has received Required Loan Documents and the Outstanding Balance provided in the electronic file of the Loan Checklist, and (ii) any Review Criteria that is not satisfied. The Collateral Manager shall have ten (10) Business Days after delivery of a Custodian Report to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Collateral Manager has still not cured any noncompliance by a Loan with any Review Criteria, the Custodian shall promptly notify the Collateral Manager, the Borrower and the Administrative Agent of such continued non-compliance and such Loan shall cease to be an Eligible Loan until such non-compliance is cured. In addition, if requested in writing in the form of Exhibit L by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Custodian’s delivery of such report, the Custodian shall return the Required Loan Documents for any Loan which fails to satisfy any Review Criteria to the Borrower. Other than the foregoing, the Custodian shall not have any responsibility for reviewing any Underlying Instruments or Required Loan Documents.

(iii) In taking and retaining custody of the Required Loan Documents, the Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided further that the Custodian’s duties as agent shall be limited to those expressly contemplated herein and no implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

(iv) All Required Loan Documents that are originals shall be kept in fire resistant vaults, rooms or cabinets at the offices of the Custodian at the address set forth on Annex A hereto, or at such other office as shall be specified to the Administrative Agent and the Collateral Manager by the Custodian in a written notice delivered at least 30 days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Custodian.

(v) On each Reporting Date, the Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form mutually agreeable to the Administrative Agent and the Custodian) identifying each Loan for which it holds Required Loan Documents and any Review Criteria that each such Loan fails to satisfy. The Collateral Manager shall have ten (10) Business Days after receiving written notice thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period, such Loan shall cease to be an Eligible Loan until such non-compliance is cured.

(vi) The Custodian agrees, subject to Section 13.3(a), to cooperate with the Administrative Agent and deliver any Required Loan Documents to the Administrative Agent as requested in order to take any action that the Administrative Agent deems necessary or desirable in order for the Administrative Agent to exercise or enforce any of the rights of a Secured Party hereunder. In the event the Custodian receives instructions from the Collateral Manager or the Borrower which conflict with any instructions received by the Administrative Agent, the Custodian shall rely on and follow the instructions given by the Administrative Agent.

(vii) The Administrative Agent may direct the Custodian to take reasonable actions which are incidental to the actions specifically delegated to the Custodian hereunder; provided that the Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto).

(viii) The Custodian may conclusively rely on and shall be fully protected in acting upon any certificate (including any Officer’s Certificate of the Collateral Manager or the Borrower), instrument, opinion, notice, letter, facsimile, electronic communication or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (to the extent applicable) the Collateral Manager or (b) the verbal instructions of the Administrative Agent or (to the extent applicable) the Collateral Manager.

(ix) The Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Custodian, or the Administrative Agent. The Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Custodian has knowledge of such matter or written notice thereof is received by the Custodian.

(c) Location of Underlying Instruments. Subject to Section 13.4, the Underlying Instruments shall remain at all times in the possession of the Custodian at the address set forth on Annex A hereto, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.

Section 13.3 Concerning the Custodian.

(a) The acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Section 13 (whether or not so stated therein or herein):

(i) The Custodian shall have no duties, obligations or responsibilities under this Section 13 or with respect to the Required Loan Documents except for such duties, obligations or responsibilities as are expressly and specifically set forth in this Section 13 as duties obligations or responsibilities on its part to be performed, and the duties obligations and responsibilities of the Custodian shall be determined solely by the express provisions of this Section 13. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian. Any permissive right of the Custodian to take any action hereunder shall not be construed as a duty.

(ii) The Custodian makes no representations as to and shall not be responsible for or required to verify (x) the validity, legality, enforceability, due authorization, effectiveness, recordability, insurability, sufficiency, value, form, substance, or genuineness of any of the documents contained in any Required Loan Document or (y) the collectability, validity, transferability, insurability, value, effectiveness, perfection, priority or suitability of any Required Loan Document or any document contained therein.

(iii) The Custodian shall have no responsibilities or duties with respect to any Required Loan Document while such Required Loan Document is not in its possession.

(iv) The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper, electronic communication or document furnished to it in accordance with this Section 13, not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Borrower shall be an Authorized Person). The Custodian shall be entitled to reasonably presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, electronic communication, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Section 13, the Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein.

(v) Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence or willful misconduct of the Custodian.

(vi) The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction received by it in accordance with this Section 13, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(vii) The Custodian may consult with, and obtain advice from, legal counsel selected in good faith, with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Custodian in good faith in accordance with the advice or opinion of such counsel. The reasonable costs and expenses of such advice or opinion shall be reimbursed by the Borrower pursuant to Section 12 hereof.

(viii) No provision of this Agreement shall require the Custodian to expend or risk its own funds, take any action hereunder (or omit to take any action) or otherwise incur any financial liability in the performance of its duties under this Section 13 if it shall have grounds for believing that repayment of such funds or indemnity satisfactory is not assured to it.

(ix) The Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with due care.

(x) If the Custodian shall request instructions from the Borrower with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Borrower without incurring any liability therefor to the Borrower, or any other Person.

(xi) In no event shall the Custodian or its directors, affiliates, officers, agents and employees be held liable for any lost profits or exemplary, punitive, special, indirect or consequential damages of any kind resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(xii) The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless a Responsible Officer of the Custodian has actual knowledge thereof or written notice thereof. Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement unless the Custodian is a signatory party to that document or agreement.

(xiii) Nothing in this Section 13 shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (x) any jurisdiction where any Required Loan Document is or may be held by the Custodian from time to time hereunder, and (y) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

(xiv) The Custodian shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto. The Custodian shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by the Borrower in accordance with the terms hereof, in which case the parties hereto agree that the Custodian has no duty to make any further inquiry whatsoever. It is hereby acknowledged and agreed that the Custodian has no knowledge of (and is not required to know) the terms and provisions of any loan agreements or any other related documentation to which the Lender may be a party or whether any actions by the, the Borrower or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith.

(xv) The provisions of this Section 13.3 shall survive the termination of this Agreement and the resignation or removal of the Custodian.

Section 13.4 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit E, to release to the Collateral Manager the related Required Loan Documents or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the Custodian for the benefit of the Secured Parties in accordance with the terms of this Agreement. The Collateral Manager shall return to the Custodian the Required Loan Documents or other such documents (i) immediately upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan shall be liquidated, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Collateral Manager to the Custodian in the form annexed hereto as Exhibit E, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Custodian to the Collateral Manager.

(b) Release for Payment. Upon receipt by the Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit E (which request for release shall include a statement to the effect that all amounts received in connection with such payment or purchase have been credited to the Collection Account as provided in this Agreement), the Custodian shall promptly release the related Required Loan Documents to the Collateral Manager.

Section 13.5 Return of Required Loan Documents.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Custodian return each Required Loan Document (as applicable), respectively (a) delivered to the Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.15 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Custodian and the Administrative Agent a written request in the form of Exhibit E hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Underlying Instruments so requested to the Borrower.

Section 13.6 Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a) The Custodian shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation in the possession of the Custodian regarding the Collateral including in such cases where the Administrative Agent may direct the Custodian in connection with the enforcement of the rights or interests of the Custodian hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon five (5) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Custodian’s normal security and confidentiality procedures. Periodically, at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Required Loan Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b) Without limiting the foregoing provisions of Section 13.6(a), from time to time on request of the Administrative Agent, the Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct review of the Underlying Instruments and all other documentation regarding the Collateral. Up to two (2) such reviews per each twelve month rolling period at a cost of $100,000 per fiscal year shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence of an Event of Default, any such reviews, regardless of frequency or expense, shall be at the expense of the Borrower.

Section 13.7 Merger or Consolidation.

Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person that may succeed to the properties and assets of the Custodian substantially as a whole, shall be the successor to the Custodian under the Transaction Documents (and shall be deemed to have expressly assumed all obligations of the Custodian under the Transaction Documents) without further act of any of the parties to this Agreement; provided that such Person shall be otherwise qualified and eligible to act in such capacity under the Transaction Documents.

Section 13.8 Custodian Compensation.

As compensation for its Custodian activities hereunder, the Custodian shall be entitled to a Custodian Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Custodian’s entitlement to receive the Custodian Fee shall cease on the earlier to occur of: (i) its removal as Custodian and appointment of a successor custodian pursuant to Section 13.9 and the Custodian has ceased to hold any Required Loan Documents or (ii) the termination of this Agreement; provided, however, that the Custodian shall be entitled to receive any accrued and unpaid Custodian Fees due and owing to it at the time of such removal or termination.

Section 13.9 Custodian Removal.

The Custodian may be removed, with or without cause, by the Administrative Agent upon at least sixty (60) days’ notice given in writing to the Custodian and the Lenders (the “Custodian Termination Notice”); provided that notwithstanding its receipt of a Custodian Termination Notice, the Custodian shall continue to act in such capacity until a successor Custodian has been appointed in accordance with the requirements of Sections 5.5(d) and 13.10, and has received all Underlying Instruments held by the previous Custodian. In the case of a resignation or removal of the Custodian, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Custodian within 90 days after the giving of such notice of resignation or removal, the Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

Section 13.10 Resignation.

The Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) sixty (60) days’ prior written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. No such resignation shall become effective until a successor Custodian shall have assumed the responsibilities and obligations of the Custodian hereunder provided that, any successor Custodian shall (y) satisfy all requirements of Section 5.5(d) and (z) be acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred) and the Borrower (if no Default or Event of Default has occurred and is continuing) in their respective sole discretion. The Custodian’s sole responsibility after the termination of its obligations as aforesaid shall be to safely maintain all of the Required Loan Documents and to deliver the same to a successor Custodian; provided that if no such successor is appointed within 90 days after the delivery of written notice of the Custodian’s resignation, the Custodian may (i) petition any court of competent jurisdiction for the appointment of a successor Custodian or (ii) deliver all Required Loan Documents to the Borrower. The Custodian shall not be responsible for the fees and expenses of any successor Custodian. Upon delivery of the Required Loan Documents to any successor Custodian or to the Borrower as provided in this paragraph, all duties and obligations of the Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Required Loan Documents (including any shipping costs) upon termination shall be the sole responsibility of the Borrower.

Section 13.11 Limitations on Liability.

Each of the rights, protections, reliances, indemnities and immunities offered to the Collateral Agent in Article VII shall be afforded to the Custodian and its respective directors, officers, employees, agents, designees, successors and assigns.

Section 13.12 Custodian as Agent of Collateral Agent.

The Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Custodian is the same entity as the Collateral Agent, the Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder. At the request of the request of the Collateral Agent, the Custodian will release any Required Loan Documents to the Collateral Agent as the Collateral Agent or the Administrative Agent may deem necessary or desirable in order to exercise or enforce any of its rights on behalf of the Secured Parties hereunder.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

KAYNE ANDERSON BDC FINANCING, LLC

By:
Name:	Doug Goodwillie
Title:	Vice President

Signature Page to Loan and Security Agreement

COLLATERAL MANAGER:

KA CREDIT ADVISORS, LLC

By: KA Credit Advisors HoldCo, LLC, its sole member

By: KA Credit Advisors HoldCo Member, LLC, its managing member

By: Kayne Anderson Capital Advisors, L.P., its sole member

By:
Name:
Title:

Signature Page to Loan and Security Agreement

THE ADMINISTRATIVE AGENT:

DELAWARE LIFE INSURANCE COMPANY, in its capacity as Administrative Agent

By:
Name:
Title:

Signature Page to Loan and Security Agreement

LENDER(S):

DELAWARE LIFE INSURANCE COMPANY

By:
Name:
Title:

Signature Page to Loan and Security Agreement

THE COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

THE CUSTODIAN:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian

By:
Name:
Title:

Signature Page to Loan and Security Agreement

Annex A

KAYNE ANDERSON BDC FINANCING, LLC

811 Main Street, 14th Floor

Houston, TX 77002

Attn: Jarvis Hollingsworth

Telephone: 713-300-5310

With a copy to:

150 N. Riverside Plaza, Suite 2010

Chicago, IL 60606

Attn: Doug Goodwillie

Telephone: 312-994-8445

and

1800 Avenue of the Stars, Third Floor

Los Angeles, CA 90067

Attn: Michael O’Neil

Telephone: 310-282-7905

KA CREDIT ADVISORS, LLC

811 Main Street, 14th Floor

Houston, TX 77002

Attn: Jarvis Hollingsworth

Telephone: 713-300-5310

With a copy to:

150 N. Riverside Plaza, Suite 2010

Chicago, IL 60606

Attn: Doug Goodwillie

Telephone: 312-994-8445

and

1800 Avenue of the Stars, Third Floor

Los Angeles, CA 90067

Attn: Michael O’Neil

Telephone: 310-282-7905

Annex A to Loan and Security Agreement

Annex A

DELAWARE LIFE INSURANCE COMPANY,

as Administrative Agent

1601 Trapelo Road

Waltham, MA 02451

Attn: James Alban

Telephone: (781) 790-8673

DELAWARE LIFE INSURANCE COMPANY,

as a Lender

1601 Trapelo Road

Waltham, MA 02451

Attn: James Alban

Telephone: (781) 790-8673

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

For notices:

U.S. Bank National Association

Global Corporate Trust

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Reference: Kayne Anderson BDC Financing, LLC

Phone: (617) 603-6538

All electronic dissemination of Notices should be sent to jeffrey.stone@usbank.com

For purposes of holding Instruments in physical form and any Certificated Securities:

U.S. Bank National Association

1555 N. River Center Dr. Suite 302

Milwaukee, Wisconsin 53212

Attention: Global Corporate Trust

Reference: Kayne Anderson BDC Financing, LLC

Annex A to Loan and Security Agreement

Annex A

U.S. BANK NATIONAL ASSOCIATION,

as Custodian

Document Custody Services

1719 Otis Way

Mail Code: Ex SC FLOR

Florence, South Carolina 29501

Attention: Document Custody Services

Reference: Kayne Anderson BDC Financing, LLC

All electronic dissemination of Notices should be sent to steven.garrett@usbank.com

Annex A to Loan and Security Agreement

Annex B

Lender(s)	Commitment
Delaware Life Insurance Company	$150,000,000

Annex B to Loan and Security Agreement